SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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H.B. Fuller Company

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5023

Dear Shareholder:

Our 2021 Annual Meeting of Shareholders will be held on Thursday, April 8, 2021. This year’s Annual Meeting will once again be a completely virtual meeting, which will be conducted via live webcast. A virtual meeting provides expanded access from any location around the world, improved communication and cost savings for our shareholders and the Company, and helps to safeguard public health during the COVID-19 pandemic.

You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/FUL2021, where you will be able to vote and submit questions electronically prior to and during the meeting. Specific instructions for accessing the meeting are provided in the attached Notice of Annual Meeting of Shareholders. The virtual meeting will begin promptly at 10:00 a.m. Central Time. The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

We have elected to take advantage of the “notice and access” rules of the Securities and Exchange Commission to furnish most of our shareholders with proxy materials over the Internet. This method of delivery allows us to provide you with the information you need, while reducing printing and delivery expenses.

Your vote on the proposals is important. Whether or not you plan on attending the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or by telephone or, if you received a printed copy of the proxy materials, by Internet, telephone or by mailing a proxy or voting instruction card.

Sincerely,
James J. Owens
President and Chief Executive Officer

February 24, 2021

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Thursday, April 8, 2021 at 10:00 a.m. central time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL2021. You will need your 16-digit control number to enter the Annual Meeting. You can find your control number in the Notice Regarding the Availability of Proxy Materials, proxy card, instruction form or email you received relating to the meeting. In the Notice, proxy card and voting information form, the control number is in the box marked by the arrow. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

Items of Business:

1.    The election of three directors named in the attached Proxy Statement. Three directors will serve for a three-year term until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified or upon their earlier resignation or removal.

2. A non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.

3.     The ratification of the appointment of Ernst & Young LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 27, 2021.

4.    Amend and restate the H.B. Fuller Company 2020 Master Incentive Plan (the “Plan”) to increase the number of shares of common stock of the Company authorized for issuance under the Plan by 900,000 shares, and to adopt certain other amendments to the Plan.

5. Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You are entitled to vote on the above items of business if you were a shareholder of record at the close of business on February 10, 2021.

Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the materials you received, the section entitled “Questions and Answers about the Meeting” beginning on page 9 of the attached Proxy Statement, or if you received printed proxy materials, the enclosed proxy or voting instruction card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.

By Order of the Board of Directors
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

February 24, 2021

PROXY SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE MEETING	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
DELINQUENT SECTION 16(a) REPORTS	16
PROPOSAL 1—ELECTION OF DIRECTORS	16
Proposal	16
Who are the nominees?	16
How can a shareholder suggest a candidate for election to the Board?	19
Who are the remaining directors?	19
CORPORATE GOVERNANCE	24
Corporate Governance Guidelines	24
Code of Business Conduct	24
Communications with Directors	24
Director Independence	24
Meetings of the Board and the Board's Committees	24
What are the roles of the Board’s Committees?	25
Board’s Role in Oversight of Risk	26
Board Leadership Structure	27
Director Elections	28
Board Performance Evaluation	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
DIRECTOR COMPENSATION	30
2020 Review of Director Compensation	30
Cash Fees	30
Expense Reimbursement	30
Equity Awards	30
Directors’ Deferred Compensation Plan	31
H.B. Fuller Company 2020 Master Incentive Plan	31
Physical Examinations	31
Matching Gifts to Educational, Arts and Cultural Organizations Program	32
Director Compensation Table—Fiscal Year 2020	32
Stock Ownership Guidelines	33
EXECUTIVE COMPENSATION	34
Compensation Discussion and Analysis	34
Compensation Committee Report	54
Summary Compensation Table	55
Grants of Plan-Based Awards During Fiscal 2020	58
Outstanding Equity Awards at Fiscal 2020 Year-End	60
Option Exercises and Stock Vested – Fiscal Year 2020	62
Nonqualified Deferred Compensation – Fiscal Year 2020	62
Potential Payments Upon Termination or Change-in-Control	65
Executive Benefit and Payments Upon Termination – Fiscal Year 2020	68
CEO PAY RATIO DISCLOSURE	68
Proposal 2 — Non-Binding Advisory Vote on Executive Compensation	69
AUDIT COMMITTEE REPORT	70
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71
PROPOSAL 4 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE H.B. FULLER COMPANY 2020 MASTER INCENTIVE PLAN TO INCREASE SHARES AND ADOPT CERTAIN OTHER AMENDMENTS	72
“HOUSEHOLDING” OF PROXY MATERIALS	86
ANNEX A – RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION	A-1
ANNEX B – AMENDED AND RESTATED H.B. FULLER COMPANY 2020 MASTER INCENTIVE PLAN	B-1

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 8, 2021

The Board of Directors (the "Board") of H.B. Fuller Company ("H.B. Fuller", the "Company" or "we") is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 8, 2021, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Annual Report for the fiscal year ended November 28, 2020 available to our shareholders on or about February 24, 2021.

PROXY SUMMARY

Provided below are highlights of some of the information contained in this Proxy Statement. These highlights are only a summary. Please review the complete Proxy Statement and 2020 Annual Report to Shareholders before you vote.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 8, 2021 at 10:00 a.m. Central Time
Place:	Via the Internet. You may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/FUL2021
For technical support on the day of the meeting, call: USA: 844-986-0822
International: 303-562-9302
Record Date:	Wednesday, February 10, 2021
Voting:	You may vote by proxy or at the virtual meeting if you were a shareholder of record at the close of business on February 10, 2021 (see pages 9 - 13 for more information on voting)

PROPOSALS REQUIRING YOUR VOTE

Your vote is important. Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting.

1	Proposal 1 – Election of Directors					Board Recommendation	Page
	In selecting director nominees, our Board carefully considers the qualifications of each candidate and the overall composition of the Board. The following table provides summary information about each of the director nominees:					FOR	16

	Name	Director Since	Roles on the Board	Independent?	Other Public Company Boards
	Thomas W. Handley (Class I)	2010	Audit Committee (Financial Expert), Compensation Committee	Yes	Republic Services, Inc.
	Maria Teresa Hilado (Class I)	2013	Compensation Committee and Corporate Governance and Nominating Committee	Yes	Campbell Soup Company, Zimmer Biomet Holdings, Inc. and PPD, Inc.
	Ruth S. Kimmelshue (Class I)	2017	Audit Committee and Compensation Committee	Yes

	If elected, Mr. Handley, Ms. Hilado and Ms. Kimmelshue would serve as Class I directors for a three-year term until the 2024 Annual Meeting and until their successors are duly elected and qualified or upon their earlier resignation or removal.

2	Proposal 2 – Non-Binding Advisory Vote on Executive Compensation

In fiscal year 2020, shareholders showed their support for our executive compensation program with over 80% of the votes cast for approval of the annual advisory vote on executive compensation. While shareholders have endorsed the Company’s executive compensation program, the Compensation Committee made changes to the long-term incentive plan moving to a three-year cliff vesting for performance share units, as described under the heading “Fiscal 2021 Changes to the Executive Compensation Program.” The Company’s executive compensation program is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders.

		FOR	69
3	Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
	The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2021. Shareholders are asked to ratify this appointment.	FOR	71
4	Proposal 4 – Approve Amendment and Restatement of the H.B. Fuller Company 2020 Master Incentive Plan to Increase Shares and Adopt Certain Other Amendments

The purpose of the 2020 Master Incentive Plan is to promote the interests of the Company and our shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. Shareholders are asked to approve an amendment and restatement of the 2020 Master Incentive Plan to increase the number of shares of common stock of the Company authorized for issuance under the Plan by 900,000 shares and to adopt certain other amendments to the Plan.

		FOR	72

2020 PERFORMANCE HIGHLIGHTS

Fiscal 2020 Business Results. During fiscal year 2020, the COVID-19 pandemic had a significant disruptive impact on global economies, supply chains and industrial production, which resulted in reduced demand in some markets, while at the same time driving elevated demand for adhesive solutions for paper products, food and e-commerce packaging, and hygiene and medical goods. We effectively managed our global operations throughout the pandemic, implementing rigorous protocols focused on the health and safety of our employees and ensuring business continuity across our supplier, manufacturing and distribution networks. These actions enabled us to meet our customers’ increased demands for adhesive solutions for essential goods, effectively allocate our resources and manage expenses, and deliver strong financial results, while maintaining a safe workplace for employees. Recognizing the success of the Company and our ability to meet the unexpected challenges of fiscal year 2020, we compensated our NEOs according to the design of our executive compensation programs as adopted at the beginning of the fiscal year. Overall, the compensation provided to our NEOs is aligned with our fiscal year 2020 business results. No adjustments were made for our NEOs and we maintained the metrics and targets that were originally established for our fiscal year 2020 annual and long-term incentive plans.

At the beginning of fiscal year 2020, the Company moved from five to three reporting segments: Hygiene, Health and Consumable Adhesives, Engineering Adhesives and Construction Adhesives, in order to enhance its strategic alignment across end markets, and position the Company to better develop and deliver adhesive solutions around the world.

Net income for the 2020 fiscal year was $124 million, or $2.36 diluted earnings per share (“EPS”), versus net income of $131 million, or $2.52 EPS, in the 2019 fiscal year. Adjusted diluted earnings per share (“AEPS”) in the 2020 fiscal year were $2.84, down 4.1% versus the prior year.

Net revenue for the 2020 fiscal year was $2,790 million, down 3.7% versus the 2019 fiscal year.

Adjusted Earnings Before Interest, Taxes, Debt and Amortization (“Adjusted EBITDA”) for fiscal year 2020 was $407 million, down 5.9% compared with $432 million in the 2019 fiscal year. The Company’s cash flow from operations of $322 million increased 23% year-over-year, and enabled us to pay down a total of $205 million of debt for the year, above our $200 million target.

●

Within our Hygiene, Health and Consumable Adhesives segment, which accounts for 48% of our net revenue, segment revenue totaled $1,333 million for fiscal year 2020, an increase of 0.3% from fiscal year 2019, and segment Adjusted EBITDA totaled $182 million, an increase of 9.5% from fiscal year 2019.

●

Within our Engineering Adhesives segment, which accounts for 39% of our net revenue, segment revenue totaled $1,088 million for the 2020 fiscal year, a decrease of 6.1% from fiscal year 2019, and segment adjusted EBITDA totaled $168 million, a decrease of 15.1% from the fiscal year 2019.

●

Within our Global Construction Adhesives segment, which accounts for 13% of our net revenue, segment revenue totaled $369 million for fiscal year 2020, a decrease of 6.9% from fiscal year 2019, and segment adjusted EBITDA totaled $52 million, a decrease of 8.5% from fiscal year 2019.

For the 51st consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with a 2% increase this year.

More information on our 2020 performance can be found on pages 34 -37.  AEPS, Adjusted Net Revenue, and Adjusted EBITDA are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

EXECUTIVE COMPENSATION PROGRAM (for more information, see pages 34 -54)

Our executive compensation program is designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. Our program emphasizes pay for performance through the use of short- and long-term incentive awards as a significant percentage of total compensation.

The graphs below show each element of total direct compensation (base salary, short-term incentive and long-term incentive) as a percentage of total direct compensation for fiscal 2020 for the Chief Executive Officer (“CEO”) and the other named executive officers listed in the “Summary Compensation Table” the “NEOs”). Long-term incentive awards are composed of non-qualified stock options (“NQSOs”), time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

Short-Term Incentive Awards

The short-term incentive plan (“STIP”) aligns executive performance with achievement of annual company strategic goals and objectives and provides cash rewards for meeting or exceeding specific targets.

For fiscal year 2020, the Compensation Committee approved the following changes to the design of the STIP for the NEOs:

●	the Adjusted Operating Income metric was replaced with Adjusted EBITDA to better align with our key financial metrics;

●	due to the restructuring of the business into three global business units, “key market” metrics were no longer needed and deleted;

●

to ensure equal focus for EBITDA and revenue, the weighting of Adjusted EBITDA was established at 35%, and the weighting of Adjusted Net Revenue was increased to 35%, while AEPS remained at a weighting of 30%; and

●

there were two plan designs: one for corporate positions including the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”), and one for executive officers in global business units.

The Company’s fiscal year 2020 performance against STIP metrics is summarized below:

●

Company-wide financial metrics were AEPS, Adjusted Net Revenue and Adjusted EBITDA, and they factored into short-term incentives for all our NEOs. We exceeded the threshold level for AEPS, Adjusted Net Revenue and Adjusted EBITDA.

●

Business unit financial metrics were operating segment-based measures of Adjusted Net Revenue and Adjusted EBITDA and they factored into short-term incentives for our NEOs other than our CEO, CFO and COO.

●

Actual results on all STIP metrics are set forth in a table on page 46 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal year 2020, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO and COO of 71% of target and ranged from 38.7% to 100.79% of target for our other NEOs.

●	All short-term incentive awards earned for fiscal year 2020 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

AEPS, Adjusted Net Revenue and Adjusted EBITDA are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A. See “STIP Peformance Metrics” for information on the use of non-GAAP numbers in our STIP program.

Long-Term Incentive Awards

Our long-term incentive plan (“LTIP”) is equity-based and used to attract, retain and reward high caliber executive talent and to encourage long-term strategic decision making that is aligned with shareholder interests. We grant the following awards, which are periodically benchmarked against market data. These awards tie a significant portion of NEO total direct compensation to shareholder value creation, which is measured by share price performance.

●	For all NEOs except the CEO, 25% of their equity awards are RSUs vesting in three equal annual installments.

●

For the CEO, instead of RSUs, 25% of his equity awards are PSUs vesting ratably over three years only if the Company achieves at least a threshold level of AEPS, Adjusted Net Revenue or Adjusted EBITDA in the first year. These thresholds were met in fiscal year 2020.

●

For all NEOs, including the CEO, 25% of their equity awards are PSUs only vesting upon the fulfillment of certain annual goals for return on invested capital (“ROIC”) over a three-year period. Performance-based payouts can range from 0% to 200% of target. The Company achieved 6.7% ROIC for fiscal year 2020. The 2020 portions of PSU awards vested between 0% - 72.5% of target for all NEOs.

●	For all NEOs (unless otherwise noted), 50% of their equity awards are NQSOs vesting in three equal annual installments.

●	All equity awards granted in fiscal year 2020 are shown in the “Grants of Plan-Based Awards During Fiscal 2020” table later in this Proxy Statement.

See further discussion and detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A. Discussion of the use of ROIC as a metric can be found in the “LTIP Performance Metrics” section of this Proxy Statement.

Other Highlights of Our Executive Compensation Program

●

A policy regarding “claw-backs” of executive and key manager incentive compensation if there is a material restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

●	A prohibition on hedging, pledging and certain other transactions in the Company's securities by directors and executive officers;

●	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;

●	For equity grants to named executive officers in mid-fiscal year 2018, a double-trigger for accelerated equity vesting upon a change-in-control;

●	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and

●	Stock ownership goals of five times base salary for our CEO and three times base salary for our other executive officers, which goals are reviewed annually.

Fiscal 2021 Changes to Executive Compensation Program

Effective for LTIP awards granted in January 2021, PSUs that vest based on ROIC performance will move from three-year ratable vesting to three-year cliff vesting. The ROIC metric for these PSUs will not change. However, the metric target is a three-year average of annual ROIC, versus individual annual ROIC targets. This change better aligns the PSU grant vesting with the focus of ROIC performance over the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the focus on retention. In addition, the PSU grant for the CEO that vests over three years only if the Company achieves at least a threshold level of AEPS, Adjusted Net Revenue or Adjusted EBITDA in the first year of the grant, has been revised to be time-based RSUs. This change was made to increase the long-term orientation of the CEO’s compensation and to be consistent with the time-based RSU grants received by the other NEOs.

Board Composition and Diversity

The Board believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity that can enrich its deliberations. The following tables provide information about certain aspects of our Board’s diversity as of January 31, 2021.

Board Diversity

Average Board Tenure: 9.0 years

0-4 years: 4	5-9 years: 2	10+ years: 5

Additional information on our policies with regard to Board composition and Board diversity may be found in the “Corporate Governance” section of this Proxy Statement.

Shareholder Engagement

We have periodically proactively reached out to many of our long-term shareholders to obtain their input on our governance, sustainability and compensation programs.  We have generally received positive feedback and have made adjustments in our programs based in part on such feedback when appropriate.

H.B. FULLER COMPANY’S SUSTAINABILITY EFFORTS, HUMAN RIGHTS POLICY,

CORPORATE GIVING AND EMPLOYEE VOLUNTEERISM

At H.B. Fuller, we are committed to creating positive change for all of our stakeholders – customers, employees, shareholders, and communities. We know that our company is best positioned for success when we win the right way, by creating sustainable solutions, taking care of our communities, and planning for the future. Social responsibility is fundamental to who we are as a company, and is also a source of competitive advantage. We continually strive to minimize the environmental impact of our operations, while holding safety as a top priority and providing a dynamic and supportive workplace for our employees. We are also committed to basic human rights in our business and across our supply chain, as sated in the H.B. Fuller Human Rights Policy, which can be found in the “Corporate Responsibility” section of our corporate website (hbfuller.com). We set performance targets for Sustainability, Volunteerism and Philanthropy, and we report on our progress annually, which may be downloaded from the “Corporate Responsibility” section of our corporate website (hbfuller.com). This report, our Human Rights Policy and our website are not incorporated by reference in, and are not part of, this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These matters include the election of three directors, a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”), the ratification of the appointment of our independent registered public accounting firm and the approval of amendments contained in an amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan.

How can I attend the virtual meeting and vote my shares during the meeting?

If you are a shareholder of record, you may attend the meeting and vote your shares electronically during the virtual meeting by visiting www.virtualshareholdermeeting.com/FUL2021. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. However, even if you currently plan to attend the virtual meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the virtual meeting.

If you have difficulty logging into the Annual Meeting, please contact technical support at 844-986-0822 (in the U.S.) and at 303-562-9302 (International calls). The virtual meeting website will also present an option for you to attend the Annual Meeting as a guest without logging in, but guests will not be able to vote during the Annual Meeting.

If you hold your shares of Common Stock in street name, you may vote your shares electronically during the virtual meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote such shares during the meeting.

If you are a participant in the H.B. Fuller Company 401(k) and Retirement Plan (the “401(k) Plan”) or the H.B. Fuller Canada Retirement & Savings Plan (“CRS Plan”), you may submit a proxy vote as described above, but you may not vote your 401(k) Plan shares in those plans during the virtual meeting.

How will management respond to questions during the virtual meeting?

The Company has held its Annual Meeting of Shareholders as a virtual meeting webcast via the Internet since 2016. While our Annual Meeting is just one of the forums where we engage with shareholders, it is an important one. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the costs and environmental impact associated with planning, holding and arranging logistics for an in-person meeting and helps to safeguard public health during the COVID-19 pandemic. We welcome your suggestions on how we can improve our virtual meeting and make it more effective and efficient.

Management will respond to questions from shareholders in the same way as it would if the Company held an in-person meeting. Shareholders who wish to submit a question to the Company for the meeting may do so in advance at www.proxyvote.com and live during the meeting at www.virtualshareholdermeeting.com/FUL2021. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

We intend that the virtual meeting format provide shareholders a level of participation and transparency as close as possible to the traditional in-person meeting format, and we take the following steps to ensure such an experience:

●  providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

●   providing shareholders with the ability to submit appropriate questions real-time, limiting questions to one per shareholder unless time otherwise permits;

●   answering as many questions as possible in the time allotted for the meeting (the question and answer session will be limited to 15 minutes), without discrimination, as long as the questions are submitted in accordance with the meeting rules of conduct (for example, the Company does not intend to answer questions that are irrelevant to the business of the Company or to the business of the Annual Meeting);

●   if there are appropriate questions that we cannot answer during the meeting, we will post the questions and answers thereto on hbfuller.com in the Investor Relations area of our website; and

●   offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the “Communications with Directors” section on page 24 in this Proxy Statement.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the Say on Pay Proposal, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 27, 2021 and “FOR” the approval of the amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan to increase shares and adopt certain other amendments.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 10, 2021, you are entitled to vote at the meeting.

As of the record date, 52,091,995 shares of common stock of the Company ("Common Stock") were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instruction card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 52,091,995 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present at the virtual meeting and votes at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

You may give a proxy to be voted at the meeting either:

●	by Internet or telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

●

if you received printed proxy materials, you may also vote by Internet, mail or telephone as instructed on the proxy card, or if you hold shares beneficially in street name, the voting instruction card provided to you by your broker, bank, trustee or nominee.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by Internet, mail or telephone by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote at the virtual meeting as described in “Can I vote my shares during the virtual meeting?” below.

If you hold any shares of Common Stock in the 401(k) Plan or the CRS Plan, you are being provided access to the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. The shares held in the 401(k) Plan and the CRS Plan will be voted by the applicable plan trustee.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of Common Stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

What vote is required for the proposals to be approved?

Each director is elected by a plurality of the votes cast, meaning that the three nominees receiving the most votes will be elected. However, in an uncontested election, if a nominee for director receives a greater number of votes “WITHHELD’ from his or her election than votes “FOR” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information. With respect to the Say On Pay Proposal, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the approval of the amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each proposal is required, provided that the total number of shares of Common Stock that vote in favor of the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal, the ratification of the appointment of Ernst & Young LLP and the approval of the amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on any proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this withholding of authority to vote will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (“NYSE”). Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Ernst & Young as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors, the Say on Pay Proposal or the approval of the amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan unless it receives voting instructions from you. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the meeting are approved.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

●	FOR all of the nominees for director;

●	FOR the Say on Pay Proposal;

●	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year ending November 27, 2021;

●	FOR the amendment and restatement of the H.B. Fuller Company 2020 Master Incentive Plan to increase shares and adopt certain other amendments; and

●	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the virtual meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

●	by submitting another proxy by telephone or via the Internet at a later date; or

●	by voting electronically at the virtual meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements which are not expected to exceed $16,000 in total.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet or by telephone. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes. Our Proxy Statement and 2020 Annual Report, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the Annual Meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. The Board does not intend to present any other matters for a vote at the Annual Meeting. If you wish to present a proposal at the 2022 Annual Meeting, please see “How can a shareholder present a proposal at the 2022 Annual Meeting?” As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the Annual Meeting.

How can a shareholder present a proposal at the 2022 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2022 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on October 27, 2021. The proposal must comply with SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials and with the requirements set forth in our Bylaws. Please contact our Corporate Secretary for a copy of such rules and for a description of the steps outlined in our Bylaws that must be taken to present such a proposal.

If a shareholder wishes to present a proposal or to nominate a director at the 2022 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than the close of business on January 10, 2022 and no earlier than the close of business on December 9, 2021. The proposal must comply with the requirements set forth in our Bylaws. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal or to nominate a director.

How can a shareholder get a copy of the Company’s 2020 Annual Report on Form 10-K?

If you receive a printed copy of the proxy materials in the mail, our 2020 Annual Report, including our Annual Report on Form 10-K for the year ended November 28, 2020, accompanies this Proxy Statement. The 2020 Annual Report, including our Annual Report on Form 10-K, is also available via the internet in the “Financial” section of our Investor Relations page of our website (www.hbfuller.com). If requested, we will provide you a paper copy of the 2020 Annual Report, including our Annual Report on Form 10-K without charge. We will also provide you with copies of any exhibits to the Form 10-K, upon written request and upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request a paper copy of the 2020 Annual Report, or paper copies of exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

How do I contact the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of Common Stock each director and NEO beneficially owned as of January 27, 2021. The table also shows the beneficial ownership of Common Stock by all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and Common Stock underlying phantom stock units, RSUs and PSUs that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.

	Amount and		Percent of
	Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership		Outstanding
BlackRock, Inc.	8,431,517	[1]	16.20%
The Vanguard Group, Inc.	5,661,432	[2]	10.88%
State Street Corporation	3,311,693	[3]	6.36%
Mairs and Power, Inc.	2,956,228	[4]	5.68%

Daniel L. Florness	10,718	[5]	*
Thomas W. Handley	21,106	[5]	*
Michael J. Happe	0		*
Maria Teresa Hilado	29,274	[5]	*
Ruth S. Kimmelshue	3,470	[5]	*
Lee R. Mitau	101,418	[5,6]	*
Dante C. Parrini	20,228	[5]	*
Teresa J. Rasmussen	0		*
John C. van Roden, Jr.	56,604	[5]	*
R. William Van Sant	20,390	[5]	*
James J. Owens	1,244,773	[7]	2.35%
John J. Corkrean	137,872	[8]	*
Theodore M. Clark	111,156	[9]	*
Andrew E. Tometich	79,003	[10]	*
Zhiwei Cai	86,261	[11]	*
All directors and executive officers as a group (19 people)	2,255,961	[12]	4.19%

*	Indicates less than 1%.

(1)

This information is based on a Schedule 13G filed with the SEC on January 25, 2021 reporting beneficial ownership as of December 31, 2020. BlackRock, Inc., a parent holding company, reported that it has sole voting power over 8,276,857 shares and sole dispositive power over all of the shares. The holder’s address is 55 East 52nd Street, New York, New York 10055.  As disclosed in the Schedule 13G, BlackRock’s position includes shares held on behalf of iShares Core Small-Cap ETF, constituting more than five percent of our total outstanding common stock.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 reporting beneficial ownership as of December 31, 2020. The Vanguard Group, Inc., an investment adviser, reported that it has shared voting power over 94,403 shares, sole dispositive power over 5,522,497 shares and shared dispositive power over 138,935 shares. The holder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

This information is based on a Schedule 13G filed with the SEC on February 10, 2021 reporting beneficial ownership as of December 31, 2020. State Street Corporation, a holding company, reported that it has shared voting power over 3,092,308 shares and shared dispositive power over all of the shares. The holder’s address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(4)

This information is based on a Schedule 13G/A filed by the holder with the SEC on February 16, 2021 reporting beneficial ownership as of December 31, 2020. Mairs and Power, Inc., an investment advisor, reported that it has sole voting power over 2,934,328 shares and sole dispositive power over all of the shares. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

(5)

Includes shares of Common Stock subject to phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation,” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Daniel L. Florness	10,718	Lee R. Mitau	58,747
Thomas W. Handley	19,759	Dante C. Parrini	18,887
Maria Teresa Hilado	27,928	John C. van Roden, Jr.	41,643
Ruth S. Kimmelshue	2,119	R. William Van Sant	20,390

Excludes shares of Common Stock subject to phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that may not be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Thomas W. Handley	32,893	Lee R. Mitau	120,640
Ruth S. Kimmelshue	9,471	R. William Van Sant	94,930

None of the phantom stock units are entitled to vote at the meeting.

(6)	Includes 42,671 shares held by a grantor retained annuity trust.

(7)

Includes 360 shares held in trust under the 401(k) Plan, 280 shares held jointly by Mr. Owens’ wife and son and over which Mr. Owens does not have voting control and 1,020,430 shares that could be issued pursuant to stock options which are currently exercisable.

(8)	Includes 105,340 shares that could be issued pursuant to stock options which are currently exercisable.

(9)	Includes 10,000 shares held by the Clark Family Trust and 99,343 shares that could be issued pursuant to stock options which are currently exercisable.

(10)	Includes 69,112 shares that could be issued pursuant to stock options which are currently exercisable.

(11)	Includes 59,850 shares that could be issued pursuant to stock options which are currently exercisable.

(12)

Includes 366 shares held in trust under the 401(k) Plan, 1,640,008 shares that could be issued pursuant to stock options which are currently exercisable, and 200,190 phantom stock units credited to directors’ individual H.B. Fuller Common Stock accounts under the Directors’ Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website (www.hbfuller.com) in the “Financial” section of the Investor Relations page. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2020, except that, due to administrative error, James Owens was one day late in filing a Form 4 reporting an open-market sale on June 26, 2020.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of eleven directors and is divided into three classes. Generally, each year one class of directors stands for election for a three-year term. The term of office for Class I directors, consisting of Thomas W. Handley, Maria Teresa Hilado, Ruth S. Kimmelshue and R. William Van Sant will expire at the Annual Meeting. Thomas W. Handley, Maria Teresa Hilado and Ruth S. Kimmelshue are being nominated to serve an additional three-year term of office until the 2024 Annual Meeting and until their successors are duly elected and qualified or upon their earlier resignation or removal. Mr. Van Sant will retire following the Annual Meeting. Thomas W. Handley, Maria Teresa Hilado and Ruth S. Kimmelshue each have agreed to serve as a director if elected. Following the Annual Meeting, the Board of Directors will be comprised of ten directors. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class II directors, consisting of Michael J. Happe, James J. Owens, Dante C. Parrini and John C. van Roden, Jr., will expire at the Annual Meeting in 2022, and the term of office for Class III directors, consisting of Daniel L. Florness, Lee R. Mitau and Teresa J. Rasmussen will expire at the Annual Meeting in 2023.

If, for any reason, any nominee becomes unable to serve before the election, the persons designated as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board, at its option, may reduce the number of directors constituting Class I directors. Ms Rasmussen was appointed as a Class III director effective November 20, 2020, and Mr. Happe was appointed as a Class II director effective January 20, 2021.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The following directors are standing for re-election for a three-year term until the 2024 Annual Meeting of Shareholders and until the successors are duly elected and qualified or upon their earlier resignation or removal.

Class I (Term Ending in 2021)

Thomas W. Handley
Age 67	Biography
Independent Director since 2010 Committees: Audit, Compensation

Chief Operating Officer (August 2019-present) for Investment Operations of William H. Gates III and Melinda F. Gates and the Bill & Melinda Gates Foundation Trust (“BMGFT”). Previously, Mr. Handley served in various senior executive positions for Ecolab, Inc.("Ecolab"), a global company providing businesses with solutions for clean water, safe food, abundant energy and healthy environments, including President and Chief Operating Officer (2012-April 2019). He also held various management positions (1981-2003) with The Procter & Gamble Company ("P&G"), including serving as Vice President and General Manager for P&G’s paper products businesses in Japan and Korea and as a Vice President for Strategic Planning and Marketing of the Global Feminine Care business; Mr. Handley also managed various businesses in Mexico and Latin America for P&G.

Qualifications

Mr. Handley brings to our Board a valuable operating perspective due to his broad experience in a variety of markets and businesses both domestically and internationally while at BMGFT, P&G and Ecolab. He also has experience with increasing Ecolab’s presence in new markets, which is critical to H.B. Fuller’s growth strategy. In addition, Mr. Handley has governance experience in a variety of settings, both from a management perspective at Ecolab, as a member on another public company board and as a current and former board member of several non-profit organizations and foundations.

Other Public Company Boards: Republic Services, Inc.
The Board of Directors has determined that Mr. Handley is an audit committee financial expert as that term is defined under the rules of the SEC.

Maria Teresa Hilado
Age 56	Biography
Independent Director since 2013 Committees: Compensation, Corporate Governance and Nominating

Independent Director. Previously, Ms. Hilado served as Chief Financial Officer (2014-2018), at Allergan plc ("Allergan") a global pharmaceutical company; Senior Vice President (2009-2014), Finance and Treasurer of PepsiCo, Inc. ("PepsiCo"); Vice President and Treasurer (2008-2009) of Schering-Plough Corp., a pharmaceutical company now known as Merck & Co. (“Merck”); Assistant Treasurer and a variety of senior finance roles (1990-2007) at General Motors ("GM") Corporation, including positions in M&A, labor negotiations and treasury; and as a Chief Financial Officer (2001-2005) of General Motors Acceptance Corporation Commercial Finance.

Qualifications

Ms. Hilado brings to our Board strategic leadership experience, providing our Board with her broad and extensive experience in the areas of corporate finance and treasury operations for public companies, based on her experience at Allergan, PepsiCo, Merck and GM. She also has demonstrated business acumen, global experience and strategic insight, skills that greatly enhance our Board. Ms. Hilado also contributes deep audit committee and corporate governance expertise, gained through her service on several other public company boards.

Other Public Company Boards: Campbell Soup Company, Zimmer Biomet Holdings, Inc. and PPD, Inc.

Ruth S. Kimmelshue
Age 57	Biography
Independent Director since 2017 Committees: Audit, Compensation

Corporate Senior Vice President, Business Operations & Supply Chain (2015-present) of Cargill, Incorporated ("Cargill"), a global company providing food, agriculture, financial and industrial products and services globally. Ms. Kimmelshue served as a Corporate Leader (2015) for Cargill’s Animal Protein and Salt businesses; Business Unit President (2013-2015) for Cargill Turkey & Cooked Meats; several positions (1999-2013) including Business Unit President of Cargill Salt, and Vice President, Commercial Manager of Cargill AgHorizons, and leader of Cargill Supply Chain Solutions. She also held various positions (1986-1999), at Continental Grain, including roles in grain and oilseed merchandising and trading, facility and general management, economic analysis, and marketing and sales in the U.S. and Europe.

Qualifications

Ms. Kimmelshue brings to our Board, a depth of experience in leading successful global businesses at Cargill and Continental Grain. She has extensive experience in operations and supply chain, which is extremely valuable to the Board and our management team.

How can a shareholder suggest a candidate for election to the Board?

      The Corporate Governance and Nominating Committee of the Board reviews and recommends candidates for election to the Board. Generally, current directors or third party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. No third party search firm was engaged during fiscal year 2020. The Corporate Governance and Nominating Committee reviews candidates and reports their recommendations to the Board of Directors, including an assessment of a candidate’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity that can enrich its deliberations. The Board invites each candidate to self-identify diversity characteristics, which may include but are not limited to gender, racial or ethnic background, as well as diverse work experiences, military service, or socio-economic or demographic characteristics. It considers diversity when evaluating director candidates and setting priorities for director searches.

The Committee considers candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2020. For the Board to consider a candidate for nomination at the 2022 Annual Meeting, shareholders must submit the required information to the Corporate Secretary by the close of business on October 27, 2021.

 Who are the remaining directors?

 The following directors are not standing for re-election at the Annual Meeting and their service will continue until the end of their respective terms provided the following information about themselves as of January 31, 2021.

Class II (Term Ending in 2022)

Michael J. Happe
Age 49	Biography
Independent Director since January 2021 Committees: Audit and Compensation

President and Chief Executive Officer (2016-present), of Winnebago Industries, Inc. (Winnebago), leading North American manufacturer of outdoor lifestyle products that are used primarily in leisure travel and outdoor recreation activities. Prior to joining Winnebago, Mr. Happe served as Executive Officer and Group Vice President at The Toro Company (“Toro”). During his 19 years at Toro, he held a series of senior leadership positions across a variety of domestic and international businesses.

Qualifications

Mr. Happe brings to the Board a strong business acumen in leading domestic and international businesses at Winnebago and Toro. He is a proven leader with experience at building strong organization structures and driving global sales growth. His extensive experience as an executive leader of significant manufacturing companies will be a great benefit to the Company and the Board.

Other Public Company Boards: Winnebago Industries, Inc..

James J. Owens
Age 56	Biography
Director since 2010 Committees: None

President and Chief Executive Officer (2010-present) of H.B. Fuller Company. Previously, Mr. Owens served as Senior Vice President, Americas (2010) and Senior Vice President, North America (2008–2010). He was also Senior Vice President of Henkel Corporation (“Henkel”), a global manufacturer of home care products, cosmetics, toiletries and adhesives products (2008).

Qualifications

Mr. Owens brings to the Board his extensive experience in the global adhesives business. In addition to his experience with H.B. Fuller and Henkel, Owens spent 22 years with National Starch’s adhesive business, a division of ICI (Imperial Chemical Industries Limited) in a variety of management positions, including experience as a Corporate Vice President and General Manager and as a Vice President and General Manager of Europe/Middle East and Africa. Also, Mr. Owens currently serves as a director of the American Chemical Association. Mr. Owens brings to Board discussions and deliberations his deep knowledge of the adhesives industry and public company Board experience and is the voice of management on the Board.

Other Public Company Boards: Donaldson Company, Inc.

Dante C. Parrini
Age 56	Biography
Independent Director since 2012 Committees: Compensation (Chair), Corporate Governance and Nominating

Chairman and Chief Executive Officer (2011-present), Glatfelter Corporation ("Glatfelter"), a leading global supplier of engineered materials. Previously Mr. Parrini served as Executive Vice President and Chief Operating Officer (2005-2010) at Glatfelter.

Qualifications

Mr. Parrini brings to the Board a broad range of management experience, CEO experience and public company Board experience. In his different capacities during 23 years at Glatfelter, he has had responsibility for worldwide operations (including global profit and loss), international and domestic sales, marketing, new product development, global supply chain management, information technology, human resources, and strategy and development.

Other Public Company Boards: Glatfelter Corporation

John C. van Roden, Jr.
Age 71	Biography
Independent Director since 2003 Committees: Audit (Chair), Corporate Governance and Nominating

Retired Executive Vice President and Chief Financial Officer (2003-2007) and Consultant (2007-2009) of P.H. Glatfelter Company (“Glatfelter”), a leading global supplier of engineered materials. Mr. van Roden served as Chairman of the Board (2010-2011) and Presiding Director (2010–2014) of Airgas, Inc. ("Airgas"), the nation's leading single-source supplier of gases, welding equipment and supplies, and safety products; Chairman of the Board of Airgas (2010-2011); Executive Vice President and Chief Financial Officer (2003–2007) and Consultant (2007-2009), P.H. Glatfelter Company (“Glatfelter”), a leading global supplier of engineered materials.

Qualifications

Mr. van Roden brings to the Board a broad range of management, finance and corporate governance experience. During the course of his career, Mr. van Roden has held leadership roles in the finance area for a number of public companies, including as the Chief Financial Officer of Glatfelter, Conectiv, LLC and Lukens, Inc., a specialty steel manufacturer. This expertise, along with his extensive experience serving on the boards of several other public companies, provides additional depth to our Board’s leadership and governance capabilities. During his 17 years of service on our Board, Mr. van Roden has developed extensive knowledge of our Company and its businesses. He has been Chair of the Company's Audit Committee since 2015.

The Board of Directors has determined that Mr. van Roden is an audit committee financial expert as that term is defined under the rules of the SEC.

Class III (Term Ending in 2023)

Daniel L. Florness
Age 57	Biography
Independent Director since 2018 Committees: Audit and Compensation

President and Chief Executive Officer (2016-present),of Fastenal Company (“Fastenal”), which provides fasteners, tools, and supplies to companies to manufacture products, build structures, protect personnel, and maintain facilities and equipment. Previously, Mr. Florness served as Executive Vice President and Chief Financial Officer (2002-2015) and Chief Financial Officer (1996-2002) of Fastenal, and as a Senior Manager (1986-1996) of KPMG LLP.

Qualifications

Mr. Florness brings to the Board a broad range of financial and management experience, CEO experience and public company Board experience. Prior to becoming CEO at Fastenal, his responsibilities included finance, leadership of a portion of a manufacturing division, product development and procurement, and Fastenal’s national accounts business. He also brings deep knowledge and understanding of corporate strategy, and experience growing a business from a $250 million business with operations in two countries to a $5.6 billion global entity with a direct presence in 25 countries.

Other Public Company Boards: Fastenal Company
The Board of Directors has determined that Mr. Florness is an audit committee financial expert as that term is defined under the rules of the SEC.

Lee R. Mitau
Age 72	Biography
Independent Director since 1996, Independent Chairman of the Board since 2006 Committees: Corporate Governance and Nominating (Chair) and Compensation	Chairman of the Board (2002-2006 and 2007 to present) of Graco Inc. (“Graco”). Previously, Mr. Mitau served as Executive Vice President and General Counsel (1995-2013) of U.S. Bancorp.
Qualifications

Mr. Mitau brings to the Board extensive public company legal and governance expertise. He is widely recognized as an expert and highly regarded speaker in the area of corporate governance. He also has expertise in the areas of corporate governance, corporate finance and mergers and acquisitions through his career as a practicing attorney with Dorsey & Whitney LLP, a global law firm, where he headed the firm’s corporate and securities practice. Since 1990, he has also served on the board of Graco. During his 24 years of service on the Board, Mr. Mitau has developed an in- depth knowledge of our Company and its businesses. Mr. Mitau’s unique combination of experiences makes him particularly well-qualified to serve as our Chairman.

Other Public Company Boards: Chairman of the Board of Graco Inc.

Teresa J. Rasmussen
Age 64	Biography
Independent Director since November 2020 Committees: Audit and Compensation

President and Chief Executive Officer (2018-present) of Thrivent Financial for Lutherans (“Thrivent”), a not-for-profit financial services organization. Previously, Ms. Rasmussen served as President of Thrivent’s core business (2015-2018) and Senior Vice President, General Counsel and Secretary (2005-2015) of Thrivent. Ms. Rasmussen served in a variety of executive roles, including Vice President, Chief Legal Officer and Senior Lawyer with American Express as well as in legal roles at Northeast Securities Corporation, Oppenheimer Wolff & Donnelly LLP, and the U.S. Department of Justice.

Qualifications

Mr. Rasmussen brings to the Board unique strengths given her extensive financial and legal experience, in addition to her executive and leadership roles at Thrivent. She will contribute greatly to ongoing strategic growth initiatives. She has a deep understanding of how to address changing market trends, build and sustain strong organizational cultures, and deliver quality and service commitments to customers and clients. Ms. Rasmussen serves on the Board of Directors of Thrivent.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board follows in governing H.B. Fuller. The guidelines are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Code of Business Conduct

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Communications with Directors

Interested parties may contact the Board, any Board committee, the Chairman or any independent director, by communicating through the Corporate Secretary, whose contact information may be found on page 13. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products; job applications or resumes; advertisements, junk mail and surveys; and any other communication that does not relate to the responsibilities of the Board.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all Board members, other than Mr. Owens, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. Mr. Florness, Mr. Happe and Ms. Kimmelshue recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered customer-supplier transactions between: (i) the Company and Fastenal Company, of which Mr. Florness is the President and Chief Executive Officer, (ii) the Company and Cargill, Incorporated, of which Ms. Kimmelshue is Corporate Senior Vice President, Business Operations & Supply Chain and (iii) the Company and Winnebago Industries, Inc., of which Mr. Happe is the Chief Executive Officer. In addition, the dollar amounts involved in the transactions with Fastenal, Cargill and Winnebago fall below the thresholds set by the NYSE for director independence.

Meetings of the Board and the Board’s Committees

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. During the 2020 fiscal year, the Board held five meetings. Each of the directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served during the 2020 fiscal year. In addition, all the directors (except Mr. Happe and Ms. Rasmussen, who were not directors at the time of the Annual Meeting) attended our Annual Meeting of Shareholders held on April 2, 2020.

What are the roles of the Board’s Committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit, Compensation, and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page. Information regarding the three standing committees is set forth below. When necessary, the Board may also establish ad hoc committees to address specific issues.

Audit Committee

John C. van Roden, Jr. (Chair)	Michael J. Happe
Daniel L. Florness	Rush S. Kimmelshue
Thomas W. Handley	Teresa J. Rasmussen

Number of Meetings in fiscal year 2020:  Nine

Functions: The Audit Committee reviews the Company's financial information and disclosures, appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews our annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company’s business and operating environment. This Committee also monitors compliance with legal and regulatory requirements, our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board of Directors has also determined that John C. van Roden, Jr., Daniel L. Florness and Thomas W. Handley satisfy the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2020 is included in this Proxy Statement.

Compensation Committee

Dante C. Parrini (Chair)	Michael J. Happe	Lee R. Mitau
Daniel L. Florness	Maria Teresa Hilado	Teresa J. Rasmussen
Thomas W. Handley	Ruth S. Kimmelshue	R. William Van Sant

Number of Meetings in fiscal year 2020:  Five

Functions: The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, fees, stock-based awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority to be for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee Report for fiscal year 2020 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

Lee R. Mitau	John C. van Roden, Jr.
Maria Teresa Hilado	R. William Van Sant
Dante C. Parrini

Number of Meetings in fiscal year 2020:  Four

Functions: The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

The Corporate Governance and Nominating Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE.

Board’s Role in Oversight of Risk

In General

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations and activities throughout the year. As part of the enterprise risk management, the Board engages in the following activities throughout the fiscal year:

●

The full Board of Directors reviews the Company’s enterprise risk management process and a comprehensive assessment of key financial, operational, strategy and compliance/regulatory risks identified by management, as well as mitigating practices.

●

The Company’s strategy is reviewed with the Board on a regular basis and management considers input from the Board in setting and adjusting the Company’s strategy. The full Board of Directors discusses risks related to the Company’s annual financial plan and budget each fiscal year and risks related to the Company’s strategy and compliance and regulatory risks at meetings where these items are presented and reviewed.

●

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Company’s strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

●

Each committee conducts its own risk assessment and management activities throughout the year (some of which are highlighted in the section on Board committees above), and reports its conclusions to the Board.

Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis. During fiscal year 2020, the Board specifically reviewed risks relating to the impact of the COVID-19 pandemic. The Board reviewed a business continuity plan that was enhanced through learnings during the COVID-19 pandemic and the Company’s efforts to ensure the safety of employees while leveraging our global business unit structure to better understand and react to our customer’s needs and to improve speed of decision-making and execution.

In addition, the Board’s leadership structure, as described below in the section titled “Board Leadership Structure” supports its role in risk oversight. The Company presently has a separate Chairman of the Board and Chief Executive Officer. When those positions are combined, we have an independent Presiding Director. We have strong independent directors chairing each of our Board Committees, all of which are involved in risk oversight, and there is open communication between management and the non-employee directors.

Risk Assessment of Compensation Programs

Management conducted a risk assessment of the Company’s policies and programs relating to the compensation of employees, including those that apply to our executive officers. Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, the Company believes that its compensation policies and practices create an appropriate balance between our base salary compensation, short-term incentive compensation and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking and that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board of Directors does not require the separation of the offices of Chairman and Chief Executive Officer. Separation of these offices is an issue that is to be addressed as part of the Company’s succession planning. When the Chairman and Chief Executive Officer are separate offices, the Chairman will serve as the Presiding Director. However, when the Chief Executive Officer also holds the position of Chairman, a Presiding Director will be appointed by the Board to further the achievement of a strong, independent Board with an appropriate balance between the Board and the Chief Executive Officer. In such cases, the Chair of the Corporate Governance and Nominating Committee shall serve as the Presiding Director.

Mr. Mitau has served as our independent Chairman of the Board since December 2006 and, in this capacity, has acted as the Presiding Director at Board of Director meetings and during executive sessions of the non-management directors. Our Board has separated the roles of Chairman of the Board and Chief Executive Officer since 2006. Mr. Mitau serves as the Chairman of the Board of Graco Inc. and has significant public company experience. The Chief Executive Officer, in consultation with the Chairman, establishes the agenda for each Board meeting. At the beginning of each fiscal year, the Chairman also publishes a schedule of topics to be discussed. In addition, Mr. Van Sant has served as Vice Chairman of the Board since fiscal 2011 and in this role he provides special assistance, oversight and guidance to the Chairman of the Board in performing the duties of the Chairman, and he provides counsel to the Chief Executive Officer. Since Mr. Van Sant will be retiring from the Board after the Annual Meeting, the Board will consider the future of the Vice Chair role in the course of its succession planning.

Director Elections

With respect to the election of directors, our Board has adopted a so-called “plurality-plus” standard. A plurality voting standard means that the three nominees receiving the most votes will be elected. In accordance with procedures set forth in our Corporate Governance Guidelines, at any shareholder meeting at which directors are subject to an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept it. In considering whether to accept or reject the resignation offer, the Corporate Governance and Nominating Committee will consider all factors deemed relevant by members of the Corporate Governance and Nominating Committee, including, without limitation, (i) the perceived reasons why shareholders withheld votes “for” election from the director, (ii) the length of service and qualifications of the director, (iii) the director’s contributions to the Company, (iv) compliance with listing standards, (v)  the purpose and provisions of the Corporate Governance Guidelines, and (vi) the best interests of the Company and its shareholders. To the extent that one or more directors’ resignation is accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote by the Inspector of Elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the vote, or rejection of the resignation offer. Thereafter, the Board will publicly disclose its decision whether to accept the director’s resignation offer.

Board Performance Evaluation

The Board of Directors has a practice of annually reviewing its performance, and the performance of its committees and individual directors. Extensive input is received from each director during these annual performance reviews, as well as during the course of the year, through written evaluation forms and other informal means of communication with the Chairman, Vice Chairman and other members of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides that certain transactions with these related persons are subject to the review, approval and/or ratification of the disinterested members of the Audit Committee. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable in order to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2020, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

DIRECTOR COMPENSATION

The form and amount of compensation for each non-employee director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the practices of boards of similar public companies and is comprised of cash and Common Stock (or its equivalents). Similar to our executive compensation policy, the practice of generally aligning to the market median/50th percentile also applies to our non-employee director compensation.

2020 Review of Director Compensation

The Compensation Committee uses an independent compensation consultant to provide ongoing advice and information regarding design and implementation of the Company’s director compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Independent Compensation Consultant” in the “Compensation Discussion and Analysis” section in this Proxy Statement. During fiscal 2018 and fiscal 2019, the Company conducted an in-depth market review, including annual board retainers, committee chair retainers and annual stock-based awards. The findings indicated that H.B. Fuller’s non-employee director compensation program was generally aligned to market practice. Due to economic conditions during fiscal 2020, the Compensation Committee determined that no non-employee director compensation program changes would be made during fiscal 2020 and therefore, no market review was conducted.

Cash Fees

The fees paid to our non-employee directors are set forth in the table below. Non-employee directors may elect to defer their fees into deferred phantom stock units or other deferred investments. If the director elects to defer their cash fees into phantom stock units, the number of phantom stock units received equals the cash retainer divided by the closing price of a share of the Company common stock on the payment date, plus the Company’s 10% matching contribution as described below under Directors’ Deferred Compensation Plan. Mr. Owens, our President and Chief Executive Officer, does not receive separate compensation for serving as a director or for attendance at any meeting.

The following fees are paid to our non-employee directors:

Annual Cash Retainers

Board Member	$90,000
Non-Executive Chairman	$70,000
Non-Executive Vice Chairman	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Corporate Governance and Nominating Committee Chair	$12,000

Equity Awards

Discretionary Annual Award of Deferred Phantom Stock Units	Valued at $115,000
One-time Initial Award of Restricted Stock Units	1,300 units

Expense Reimbursement

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other H.B. Fuller business.

Equity Awards

In addition to the board and chair retainers described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of deferred phantom stock units to each non-employee director, which pays out in shares of Common Stock under the terms of H.B. Fuller Company Directors’ Deferred Compensation Plan (“DDCP”) and pursuant to elections made by each director. This plan is described below.

On July 8, 2020, the Compensation Committee made a discretionary award in the amount of $115,000 to each non-employee director. This amount was divided by the fair market value of the Common Stock on the date of grant to determine the number of deferred phantom stock units awarded under the DDCP.

In addition, each non-employee director typically receives a one-time grant of restricted stock units upon his or her initial election to the Board. These restricted stock unit awards are granted under our H.B. Fuller Company 2020 Master Incentive Plan, which is described below. In general, these awards vest three years from the date of grant subject to continued service during that period.

Directors’ Deferred Compensation Plan

Under this plan, directors may elect to defer all or a percentage of their board and chair retainers into several investments. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or the Common Stock as elected by the director prior to deferring any fees. Directors who elect to defer their retainers into phantom stock units will eventually be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of the Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of Common Stock on the dividend payment date. If a participant elects to defer retainers into the Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s H.B. Fuller Common Stock account under this plan. As described above, during fiscal year 2020, the Compensation Committee exercised this discretion and awarded each non-employee director 2,654.05 deferred phantom stock units having a grant date fair value of $115,000 under this plan.

Any amounts deferred under this plan are paid in shares of Common Stock or cash (depending on the election made by the director) at the earliest to occur of:

●

The later of the date of the director’s retirement (that is, the date of resignation or removal from the Board or the end of the director’s elected term) or such other date as elected and specified by the director, which is subject to approval by the Compensation Committee and is made only at the time of the director’s initial elections and is irrevocable;

●	disability;

●	death;

●	the date of a change in control of H.B. Fuller; or

●	the date of termination of the plan.

H.B. Fuller Company 2020 Master Incentive Plan

Under the H.B. Fuller Company 2020 Master Incentive Plan (the “2020 Incentive Plan”), we may issue to non-employee directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller Common Stock are issued under this plan to satisfy any requirements under the DDCP.

Physical Examinations

Non-employee directors are reimbursed for a preventative/diagnostic annual physical examination and local travel expenses. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Matching Gifts to Educational, Arts and Cultural Organizations Program

Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational, arts and cultural institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Director Compensation Table – Fiscal Year 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)

Daniel L. Florness	18,000	194,200	863	213,063
Thomas W. Handley	-	214,000	140	214,140
Maria Teresa Hilado	82,336	123,430	-	205,766
Ruth S. Kimmelshue	-	214,000	651	214,651
Michael J. Losh[3]	-	49,500	1,000	50,500
Lee R. Mitau	-	304,200	3,088	307,288
Dante C. Parrini	99,966	115,000	140	215,106
Teresa J. Rasmussen	22,500	-	-	22,500
John C. van Roden, Jr.	110,000	115,000	-	225,000
R. William Van Sant	-	255,250	4,015	259,265

(1)

The amounts in this column are calculated based on the fair market value of the Common Stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director (with the exception of Mr. Losh, Ms. Rasmussen and Mr. Happe), received an award of 2,654.05 deferred phantom stock units on July 8, 2020 with a grant date fair value of $115,000. Also included in this column are fees deferred into deferred phantom stock units at the election of the director. Elections are made on a calendar year basis. For calendar year 2020: Ms. Hilado, Ms. Rasmussen, Mr. Parrini and Mr. van Roden elected to receive their retainers in cash; Mr. Florness elected to receive 20% of his retainer in cash and 80% in deferred phantom stock units; and Mr. Handley, Ms. Kimmelshue, Mr. Losh, Mr. Mitau and Mr. Van Sant elected to receive 100% of their retainers in deferred phantom stock units. A portion of Ms. Hilado’s first quarter retainer was deferred into phantom stock units due to her deferral election for calendar year 2019. For those directors who elect to defer all or a portion of their fees into deferred phantom stock units, the Company makes a 10% matching contribution of additional phantom stock units. These amounts are also included in this column. This column does not include any dividend equivalents. Mr. Happe is not included in this table as he was appointed effective January 20, 2021.

During all or a portion of their service on the Board, Mr. Florness, Mr. Handley, Ms. Hilado, Ms. Kimmelshue, Mr. Mitau, Mr. van Roden and Mr. Van Sant elected to defer some or all of their compensation into deferred phantom stock units. The aggregate number of deferred phantom stock units and restricted stock units held by each non-employee director as of November 28, 2020 were as follows:

Name	Deferred phantom stock Units (#)

Daniel L. Florness	10,339
Thomas W. Handley	52,178
Maria Teresa Hilado	27,928
Ruth S. Kimmelshue	11,116
Lee R. Mitau	178,483
Dante C. Parrini	18,886
John C. van Roden, Jr.	41,642
R. William Van Sant	114,689

No non-employee director held any stock options as of November 28, 2020. Only Mr. Florness held RSUs as of fiscal 2020 year end. As of November 28, 2020, Mr. Florness held 1,344 RSUs.

(2)

These amounts represent the following: for Mr. Florness, dividends paid on unvested restricted stock units in the amount of $863; for Mr. Handley, a prize in the amount of $140; for Ms. Kimmelshue, dividends paid on restricted stock units that vested during fiscal year 2020 in the amount of $651; for Mr. Losh, a matching gift by the Company to a qualified educational institution of $1,000; for Mr. Mitau, a director physical in the amount of $3,088; for Mr. Parrini, a prize in the amount of $140; and for Mr. Van Sant, a prize in the amount of $140, a matching gift by the Company to a qualified educational institution of $1,000 and director physicals in the amount of $2,875.

(3)	Mr. Losh retired from the Board effective April 2, 2020.

Stock Ownership Guidelines

We have goals for stock ownership by all non-employee directors. Our goal for director stock ownership is five times the annual board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2020 stock values. At the time of this review, all directors have met or exceeded this goal or are on track to meet this goal within five years of being elected as a director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation program, including its underlying philosophy, policies and practices; significant executive compensation developments during the fiscal year; and the determinations made on material elements of compensation awarded to each of our executive officers (the “NEOs”) for fiscal year 2020:

James J. Owens	President and Chief Executive Officer
John J. Corkrean	Executive Vice President and Chief Financial Officer
Theodore M. Clark	Executive Vice President and Chief Operating Officer
Andrew E. Tometich	Executive Vice President, Hygiene, Health and Consumable Adhesives
Zhiwei Cai	Executive Vice President, Engineering Adhesives

This discussion and analysis focuses on the information contained in the following compensation tables and accompanying footnotes and narrative for fiscal year 2020. We discuss compensation actions taken during other fiscal years to the extent they enhance the understanding of our executive compensation program for fiscal year 2020.

Elements of Executive Compensation. We use base salary, a short-term incentive plan with cash awards (“STIP”) and a long-term incentive plan with equity grants (“LTIP”), as well as benefits, to attract and motivate our executive officers to achieve results that increase shareholder value. We generally align with the market median for base salary, short-term incentive and long-term incentive, which comprise total direct compensation, and we review these elements each year. The emphasis on short-term and long-term incentive compensation reflects our pay-for-performance philosophy. See "Key Elements of Executive Compensation Program" on page 42.

Fiscal Year 2020 Business Results. During fiscal year 2020, the COVID-19 pandemic had a significant disruptive impact on global economies, supply chains and industrial production, which resulted in reduced demands in some markets, while at the same time driving elevated demand for adhesive solutions for paper products, food and e-commerce packaging, and hygiene and medical goods. We effectively managed our global operations throughout the pandemic, implementing rigorous protocols focused on the health and safety of our employees and ensuring business continuity across our supplier, manufacturing and distribution networks. These actions enabled us to meet our customers’ increased demands for adhesive solutions for essential goods, effectively allocate our resources and manage expenses, and deliver strong financial results, while maintaining a safe workplace for employees. Recognizing the success of the Company and our ability to meet the unexpected challenges of fiscal year 2020, we compensated our NEOs according to the design of our executive compensation programs as adopted at the beginning of the fiscal year. Overall, the compensation provided to our NEOs is aligned with our fiscal year 2020 business results. No adjustments were made for our NEOs and we maintained the metrics and targets that were originally established for our fiscal year 2020 annual and long-term incentive plans.

At the beginning of fiscal year 2020, the Company moved from five to three reporting segments: Hygiene, Health and Consumable Adhesives, Engineering Adhesives and Construction Adhesives, in order to enhance its strategic alignment across end markets, and position the Company to better develop and deliver adhesive solutions around the world.

Net income for the 2020 fiscal year was $124 million, or $2.36 diluted earnings per share (“EPS”), versus net income of $131 million, or $2.52 EPS, in the 2019 fiscal year. Adjusted diluted earnings per share (“AEPS”) in the 2020 fiscal year were $2.84, down 4.1% versus the prior year.

Net revenue for the 2020 fiscal year was $2,790 million, down 3.7% versus the 2019 fiscal year.

Adjusted Earnings Before Interest, Taxes, Debt and Amortization (“Adjusted EBITDA”) for fiscal year 2020 was $407 million, down 5.9% compared with $432 million in the 2019 fiscal year. The Company’s cash flow from operations of $322 million increased 23% year-over-year, and enabled us to pay down a total of $205 million of debt for the year, above our $200 million target.

●

Within our Hygiene, Health and Consumable Adhesives segment, which accounts for 48% of our net revenue, segment revenue totaled $1,333 million for fiscal year 2020, an increase of 0.3% from fiscal year 2019, and segment Adjusted EBITDA totaled $182 million, an increase of 9.5% from fiscal year 2019.

●

Within our Engineering Adhesives segment, which accounts for 39% of our net revenue, segment revenue totaled $1,088 million for the 2020 fiscal year, a decrease of 6.1% from fiscal year 2019, and segment adjusted EBITDA totaled $168 million, a decrease of 15.1% from the fiscal year 2019.

●

Within our Global Construction Adhesives segment, which accounts for 13% of our net revenue, segment revenue totaled $369 million for fiscal year 2020, a decrease of 6.9% from fiscal year 2019, and segment adjusted EBITDA totaled $52 million, a decrease of 8.5% from fiscal year 2019.

For the 51st consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with a 2% increase this year.

More information on our fiscal year 2020 performance can be found on pages 34 - 37. AEPS, Adjusted Net Revenue and Adjusted EBITDA are defined in footnotes 4, 5 and 6 on page 47.  These metrics are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Annex A.

STIP Performance Metrics. For our short-term incentive plan, we measure our success primarily by the Company-wide financial metrics which are aligned with our strategic plan. These metrics consist of Adjusted Net Revenue, Adjusted EBITDA, and AEPS. For fiscal year 2020 we replaced Adjusted Operating Income with Adjusted EBITDA to better align how we evaluate the Company’s operating performance. Adjusted EBITDA is a measure of operational effectiveness and profitability, and AEPS is an overall measurement of profitability and the effectiveness of the following growth strategies:

●	to grow organically by targeting our growth efforts on high value adhesive solutions and specific segments where we see opportunity for competitive strength;

●	to manage margins by properly pricing our products and controlling expenses;

●	to effectively execute the Company’s Global Business Unit realignment, including streamlining our organizational structure, standardizing and simplifying key process and reducing costs; and

●	to efficiently deploy cash generated from operations in order to repay debt balances and return additional value to shareholders.

AEPS, Adjusted Net Revenue and Adjusted EBITDA are non-GAAP measures. A definition of these measures is found on page 47, and a full reconciliation of these items is found in Annex A of this Proxy Statement.

The annual, short-term incentive plan targets for AEPS, Adjusted Net Revenue and Adjusted EBITDA are consistent with the Company’s strategic financial targets.

STIP Performance and Compensation Outcomes.

●

Company-wide financial metrics were AEPS, Adjusted Net Revenue and Adjusted EBITDA, and they factored into short-term incentives for all our NEOs. We exceeded the threshold level for Adjusted Net Revenue, Adjusted EBITDA and AEPS.

●	Business financial metrics were operating segment measures of Adjusted Net Revenue and Adjusted EBITDA and they factored into short-term incentives for our NEOs other than our CEO, CFO and COO.

●

Actual results on all STIP metrics are set forth in a table on page 46 of this Proxy Statement. STIP payments can range from 0% to 200% of target. In fiscal year 2020, the achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO, CFO and COO of 71% of target and ranged from 38.7% to 100.79% of target for our other NEOs.

●	All short-term incentive awards earned for fiscal year 2020 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

AEPS, Adjusted Net Revenue, and Adjusted EBITDA are non-GAAP financial metrics that are defined on page 47 and reconciled with the most directly comparable GAAP financial metrics in Annex A.

LTIP Performance Metrics. For our LTIP, we use ROIC as the performance metric for PSUs, which account for 25% of the equity awards granted to our NEOs, including our CEO. ROIC is a common metric for LTIPs and it is a key measure for assessing how much profit a company is generating for every dollar that is invested, providing a clear picture of how efficiently a company is using the capital that has been invested in it to generate income. Further, the CEO’s PSUs which account for 25% of his equity awards vest if at least a threshold level of AEPS, Adjusted Net Revenue or Adjusted EBITDA is met. We use these metrics in the STIP and the LTIP because they are key financial metrics for both our annual and long-term strategic plans.

LTIP Performance and Compensation Outcomes.

●	For all NEOs except the CEO, 25% of their equity awards are RSUs vesting in three equal annual installments.
●

For the CEO, instead of RSUs, 25% of his equity awards are PSUs vesting ratably over three years only if the Company achieves at least a threshold level of AEPS, Adjusted Net Revenue or Adjusted EBITDA in the first year. These thresholds were met in fiscal year 2020.

●

For all NEOs, including the CEO, 25% of their equity awards are PSUs vesting only upon the fulfillment of annual goals for ROIC over a three-year period. Performance-based payouts can range from 0% to 200% of target. The Company achieved 6.7% ROIC for fiscal year 2020.

●	For the January 2018 grant, the metric target was 8.1% ROIC. Therefore, the vesting for that part of the grant was at 65% of target for all NEOs;

●	For the January 2019 grant, the metric target was 9.0% ROIC. Therefore, the vesting for that part of the grant was at 0% of target for all NEOs; and

●	For the January 2020 grant, the metric target was 7.8% ROIC. Therefore, the vesting for that part of the grant was at 72.5% of target for all NEOs;

●	All equity awards granted in fiscal year 2020 are shown in the “Grants of Plan-Based Awards During Fiscal 2020” table later in this Proxy Statement.

The fiscal year 2020 ROIC target of 7.8% is lower than in previous years due to fiscal year 2019 results being negatively impacted by foreign currency and the impact of the divestiture of the surfactants and thickeners business. Therefore, the fiscal year 2020 ROIC target was established based on a lower baseline.

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Executive Compensation Best Practices. The Company’s compensation program features best practices, such as:

●

A policy regarding “clawbacks” of executive and key manager incentive compensation if there is a material restatement of the Company’s financial statements or if there is misconduct by an executive or key manager;

●	A prohibition on hedging, pledging and certain other transactions in Company securities by directors and executive officers;

●	Policies for responsible share usage and governance of our equity compensation plans, including a prohibition on re-pricing of stock options;

●	For equity grants to NEOs beginning in mid-fiscal year 2018, a double-trigger for accelerated equity vesting upon a change-in-control;

●	Removal of tax gross-up provisions from change-in-control agreements entered into beginning in mid-fiscal year 2018; and

●	Stock ownership goals of five times base salary for our CEO and three times base salary for our other executive officers, which goals are reviewed annually.

Philosophy

The philosophy of our executive compensation program is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

●	Attract and retain qualified executive officers;

●	Motivate these individuals to achieve short-term and long-term corporate goals, without undue risk-taking; and

●	Promote equitable treatment of our executive officers, while considering external competitiveness and differences in job responsibilities.

To meet these goals, the Company has the following guidelines:

●	Pay compensation that is competitive with the practices of companies in a broad number of industries, including comparable companies in the chemical industry, with revenues comparable to our revenues;

●	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

●

Provide long-term incentives in the form of stock options, restricted stock units and performance stock units that are designed to increase long-term shareholder value by aligning the interests of our executive officers with those of our shareholders.

We strive to keep the target value of each individual element of compensation at or near the market median/50th percentile, thereby maintaining target total compensation at or near the market median/50th percentile.

Use of Competitive Market Data

The Compensation Committee uses several surveys and peer group data points when it reviews executive compensation as described below.

General Survey Data. This year, we reviewed survey data for companies with a revenue range of $1-6 billion based on our fiscal year 2019 revenue and expectations for fiscal year 2020 revenue. The Compensation Committee used published survey data from the following sources to analyze the appropriate level of compensation for our U.S.-based NEOs:

    ●  AON Hewitt ($2.5 – 4.99 billion revenue categories for corporate positions (excluding the CEO) and relevant revenue categories for non-corporate positions (other U.S.-based NEOs))

   ●  Willis Towers Watson ($1-6 billion revenue category for corporate positions (CEO, COO and CFO) and relevant revenue categories for non-corporate positions (other U.S.-based  NEOs))

The Company participates in both surveys. The Aon Hewitt survey includes 450 companies and is titled "AON Hewitt U.S. Total Compensation Measurement™ (TCM™) Total Compensation Industry – Executive and Senior Management – 2019”, and the Willis Towers Watson survey includes 811 companies and is titled "Willis Towers Watson 2019 CDB General Industry Executive Compensation Survey Report – U.S.”

Peer Group Data. Our peer group consists of comparable, publicly-traded companies with revenues between $1.018 - $7.070 billion (for the most recent fiscal year):

Albemarle Corporation	FMC Corporation
Ashland Global Holdings Inc.	Graco Inc.
Avery Dennison Corporation	Hexcel Corporation
Avient Corporation	International Flavors & Fragrances Inc.
Cabot Corporation	Nordson Corporation
Celanese Corporation	Olin Corporation
Donaldson Company, Inc.	RPM International Inc.
Ferro Corporation	Sensient Technologies Corporation

From fiscal year 2019 to 2020, there were no changes to our peer group, except that PolyOne Corporation changed its name to Avient Corporation.

Use of Market Data in Fiscal 2020. When analyzing compensation paid to our NEOs, the Compensation Committee uses specific data that matches revenue and job responsibilities from the published surveys named above, based on availability, by position. For fiscal year 2020, the above-referenced survey data used by the Compensation Committee to review total compensation (base salary, short-term incentive compensation and long-term incentive compensation) for our executive officers showed that our total compensation was generally in line with the market data matched according to revenue and job responsibilities.

In addition, for the NEOs, management and the Compensation Committee supplements the survey data with peer group data, as a reference point for compensation design considerations. This data is derived from the most recent proxy statement available for each peer company.

The Compensation Committee uses survey data and peer group data because these sources of data are considered reliable market information. When we refer to competitive market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to the “General Survey Data” and the “Peer Group Data” discussed above.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our CEO, taking into account the Board of Directors’ review and assessment of the performance of the CEO as well as competitive market data and information from our human resources personnel and the Compensation Committee’s independent compensation consultant. The Compensation Committee also reviews and approves all elements of compensation for our other executive officers using the sources noted above and taking into account the recommendations of the CEO.

In determining the particular elements of the executive compensation program, the Compensation Committee selects elements that will motivate executives to enhance our performance, such as our earnings and revenue growth, and business-unit-specific operational and financial performance. Other considerations include furthering our business objectives, fulfilling corporate responsibilities (including equity among executive officer positions and affordability), maintaining competitive practices and trends, and observing legal requirements. In deciding on the type and amount of compensation for each executive officer, the Compensation Committee focuses on both the current pay and the opportunity for future increases in pay, and combines the compensation elements for each executive officer in a manner that optimizes the executive officer’s incentive to contribute to the Company's success.

The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation program, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The CEO typically attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management, including the CEO.

Independent Compensation Consultant

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. The Compensation Committee engages Willis Towers Watson US LLC (“WTW”) to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee. In addition, from time to time, management receives information from the independent compensation consultant in preparation for Compensation Committee meetings.

In fiscal year 2020, the Company paid WTW for services as noted below.

Services	Fees
Executive and Board Compensation Support	$112,744
North America Benefits Consulting, Administration and Actuarial Valuations	$747,103
Retirement Plan Investment Advisory Services (EIMEA)	$109,475

WTW also provides broker services for insurance in Brazil but receives no direct payment from the Company.

All additional services performed by WTW, along with their affiliated companies, were approved by management and performed at the direction of management in the ordinary course of business. In assessing the independence of WTW, the Compensation Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company by WTW and concluded that no conflict of interest exists that would prevent WTW from independently advising the Committee.

A representative of the independent compensation consultant generally attends Compensation Committee meetings to serve as a resource for the Compensation Committee. To encourage independent review and discussion of executive compensation matters, the Compensation Committee and its chair may request meetings with the independent compensation consultant in executive session without management present.

The Role of Shareholder Say on Pay Votes. The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “Say on Pay Proposal”). At the Company’s Annual Meeting of Shareholders held in April 2020, over 80% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. While shareholders have endorsed the Company’s executive compensation program, the Compensation Committee made changes to the long-term incentive plan moving to a three-year cliff vesting for PSUs, as described under the heading “Fiscal 2021 Changes to the Executive Compensation Program.” The Compensation Committee will continue to take into account the outcome of the Company’s Say on Pay Proposal votes.

Key Elements of the Executive Compensation Program

Element and Purpose	Features and Market Positioning
Base salary

Attract and retain high caliber executive talent with competitive fixed compensation. Base salary is not performance based.

Each NEO’s job is positioned in a salary grade based upon market data and an analysis of the related job responsibilities. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Within these salary ranges, base salaries are set considering the experience and skills each NEO brings to the position. Salary increases are determined considering individual performance.

Short-term incentive (cash)

Aligns executive performance with achievement of annual company-wide financial goals and objectives, as well as segment goals and objectives. Payouts are dependent on achievement of predetermined annual financial performance goals.

Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in competitive market levels of such compensation. Payments under the short-term incentive plan can range from no payment to a payment no higher than 200% of the target, based upon actual results.

The annual short-term incentive plan is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high-performance culture and ensuring accountability. The short-term incentive plan places emphasis on achievement of financial metrics and focuses attention on business results. It also reinforces the importance of measurable and aligned goals and objectives.

Long-term incentive (stock options, performance-based restricted stock units and time-based restricted stock units)

Non-qualified stock options (“NQSOs”), performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) attract, retain and reward high caliber executive talent; reward for performance and ownership of common stock encourages long-term strategic decision making that is aligned with shareholder interests.

Our long-term incentive plan ties a significant portion of our executive officers’ total compensation to shareholder value creation, as measured by share price performance. The combination of NQSOs, PSUs and RSUs provides an appropriate balance between performance-based rewards and retention. Appreciation of Common Stock increases value of equity awards. PSUs can pay out between 0% and 200% of target.

Other Benefits (includes supplemental retirement and deferred compensation plans, severance, change-in-control and other perquisites)

Attract and retain high caliber executive talent. These benefits are not performance-based.

We provide NEOs market competitive perquisite and other benefit programs. Some of these benefits assist our executive officers so that they may efficiently use their time on our business. Our U.S.-based NEOs participate in the same health and welfare programs as all other U.S.-based Company employees.

 Fiscal 2020 Base Salaries

In General. In January of each year, the Compensation Committee reviews and considers the annual performance of the CEO and the other NEOs. The effective date of annual merit increases is February 1st. In April, the Compensation Committee reviews the overall compensation (base salary, short-term incentive, long-term incentive and high-level review of benefits and perquisites) of all of the executive officers (excluding the CEO) for market competitiveness.

The amount of annual base salary and year-over-year increase for each of the NEOs in fiscal year 2020 are set forth in the following table.

Named Executive Officer	Base Salary as of 12/1/2019 ($)	Base Salary as of 2/1/2020 ($)	Percent Increase from 12/1/2019 to 2/1/2020 (%)
James J. Owens President and Chief Executive Officer	1,177,300	1,236,165	5.00%

John J. Corkrean Executive Vice President and Chief Financial Officer	525,000	545,000	3.81%

Theodore M. Clark Executive Vice President and Chief Operating Officer	525,000	545,000	3.81%

Andrew E. Tometich Executive Vice President, Hygiene, Health and Consumable Adhesives	503,000	503,000[1]	n/a1

Zhiwei Cai Executive Vice President, Engineering Adhesives	500,000	525,000	5.0%

(1)	Mr. Tometich joined the Company effective August 27, 2019 and was therefore ineligible for a base salary increase as of February 1, 2020.

Analysis of Fiscal 2020 Base Salaries and Incentive Targets. Based on the competitive market data review, the Compensation Committee approved changing Mr. Owens’ short-term incentive target from 110% of base salary to 120% of base salary and the long-term incentive target from 350% of base salary to 400% of base salary. Mr. Owens received a 5.0% merit increase after a review of his performance and the competitive market data. Mr. Owens’ base salary is in the fourth quartile of the CEO salary range.

Mr. Corkrean’s short-term incentive target remained at 75% of base salary, and his long-term incentive target increased from $750,000 to $1,000,000 based on a 2019 review of market data for the CFO position. Mr. Corkrean received a merit increase of 3.81% after a review of his performance. Mr. Corkrean’s base salary is in the second quartile of the salary range for his position.

Mr. Clark’s short-term incentive target is 75% of base salary, and his long-term incentive target is $1,000,000. Mr. Clark received a merit increase of 3.81% after a review of his performance. Mr. Clark’s base salary is in the second quartile of the salary range for his position.

Mr. Tometich’s short-term incentive target remained at 65% of base salary and his long-term incentive target is $600,000. Due to Mr. Tometich’s start date of August 27, 2019, he was not eligible for a merit increase during fiscal year 2020. Mr. Tometich’s base salary is in the third quartile of the salary range for his position. In connection with his hiring during fiscal year 2019, Mr. Tometich also received a long-term incentive grant in January 2020 with a value of $300,000 (consisting of 50% non-qualified stock options and 50% restricted stock units), vesting 50% in 2021 and 50% in 2022 based on continued employment.

Mr. Cai’s short-term incentive target remained at 65% of base salary and his long-term incentive target increased from $500,000 to $529,000 in fiscal year 2020 based on a review of market data for his position. Due to his performance, Mr. Cai received a long-term incentive award valued at $600,000 and his base salary increased by 5%. Mr. Cai’s base salary is in the third quartile of the salary range for his position.

For fiscal year 2020, all merit increases for the NEOs (except for Mr. Tometich, who was not eligible for a merit increase in fiscal year 2020 based on his hire date) fell within the Company’s general merit increase guidelines for our general employee population. The range of merit increases provided to NEOs was 0% to 5%.

Fiscal 2020 Short-Term Incentive Compensation

In General. Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. Under the short-term incentive plan, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the total Company performance objectives.

For fiscal year 2020, based on market data, the annual cash incentive target opportunity for our executive officers ranged from 65% to 120% of base salary at a target level of performance. Potential payouts range from 0% to 200% of the target award based on attainment of segment operating and/or Company-wide financial goals. The threshold level of performance for the annual cash incentive was set at 80% of each financial target, except the net revenue metrics had a threshold level of 90% of target, meaning that financial performance must meet or exceed these thresholds for executive officers to earn at least 50% of the target incentive. Higher payouts are possible if performance is above target levels. For example, at the superior level of performance (110% of target for net revenue and 120% of target for all other metrics), payout is 200% of target.

For fiscal year 2020, the Compensation Committee of the Company approved the following changes to the design of the STIP for the NEOs:

●	the Adjusted Operating Income metric was replaced with Adjusted EBITDA to better align with our key financial metrics;

●	due to the restructuring of the business into three global business units, “key market” metrics were no longer needed and deleted;

●

to ensure equal focus for EBITDA and revenue, the weighting of Adjusted EBITDA was established at 35%, and the weighting of Adjusted Net Revenue was increased to 35%, while AEPS remained at a weighting of 30%, to ensure equal focus for revenue and EBITDA; and

●	there were two plan designs: one for corporate positions including the CEO, the CFO and the COO, and one for executive officers in global business units.

The Compensation Committee, in its discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis for the NEOs.

Analysis of Fiscal 2020 Short-Term Incentive Awards. The Compensation committee approved the STIP metrics because they were representative of our financial results and were key financial measures that linked to our long-term strategic plan. In establishing the goals for these metrics for fiscal year 2020, we considered our prior year results, economic conditions and expected business opportunities. At the beginning of fiscal year 2020, the targets were challenging but achievable, and they became even more challenging with the onset of the global COVID-19 pandemic.

For fiscal year 2020, the goals for threshold, target and superior level of performance, the weighting of the metrics, and the actual performance were as set forth below. These amounts are shown on a non-GAAP basis, which differs from the reported GAAP results discussed under the section entitled “Fiscal 2020 Business Results”, due to adjustments which are allowed under the short-term incentive plan as set forth in a footnote in the table below.

Named Executive Officer	2020 Target Cash Incentive	2020 Actual Cash Incentive Paid ($ and % of base salary)[1]	Metric	Weighting	Threshold (50% payout)[2] Target 100% payout)[2] Superior (200% payout)[2]	Actual Performance ($ and % of Target)[2,3]
James J. Owens John J. Corkrean Theodore M. Clark	$1,471,432 (120% of base salary) $406,209 (75% of base salary) $406,209 (75% of base salary)	$1,044,717 (85.20% of base salary) $288,408 (53.25% of base salary) $288,408 (53.25% of base salary)	AEPS[4]	30%	$2.68 $3.35 $4.02	$2.83 (84.48% of target)
			Adjusted Net Revenue[5]	35%	$2,634,210 $2,926,900 $3,219,590	$2,802,731 (95.76% of target)
			Adjusted EBITDA[6]	35%	$366,080 $457,600 $549,120	$405,521 (88.62% of target)
Andrew E. Tometich	$326,950 (65% of base salary	$329,517 (65.51% of base salary)	AEPS[4]	30%	$2.68 $3.35 $4.02	$2.83 (84.48% of target)
			Hygiene, Health and Consumable Adhesives Segment Net Revenue[5]	35%	$1,199,265 $1,332,516 $1,465,768	$1,344,234 (100.88% of target)
			Hygiene, Health and Consumable Adhesives Segment Adjusted EBITDA[6]	35%	$139,026 $173,782 $208,538	$183,052 (105.33% of target)
Zhiwei Cai	$338,497 (65% of base salary	$130,982 (25.15% of base salary)	AEPS[4]	30%	$2.68 $3.35 $4.02	$2.83 (84.48% of target)
			Engineering Adhesives Segment Adjusted Net Revenue[5]	35%	$1,070,734 $1,189,705 $1,308,675	$1.089,984 (91.62% of target)
			Engineering Adhesives Segment Adjusted EBITDA[6]	35%	$175,605 $219,506 $263,407	$166,142 (75.69% of target)

_____________________

(1)

The actual cash incentive paid is also found in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. The short-term incentive award payment opportunity at each level of performance for our NEOs for fiscal year 2020 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2020” table in this Proxy Statement.

(2)	All values in this column are in thousands except for AEPS.
(3)

In calculating results used for our short-term incentive plan, the following guidelines apply: (a) individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations, (b) unbudgeted reorganization or restructuring-related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations, (c) unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations, (d) adjustments needed to: (1) correct any inadvertent errors or miscalculations made in setting a performance target for our key markets (such as Hygiene, Packaging, or Durable Assembly), or (2) account for changes resulting from new accounting definitions, requirements or pronouncements, will not be included in metric calculations and (e) other items as publicly disclosed in the Company’s quarterly earnings release will not be included in metric calculations. However, the above adjustments (a) – (d) will not be made to the extent they are inconsistent with publicly disclosed earnings.

(4)

AEPS is a non-GAAP financial measure which excludes unusual items referenced in Annex A. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. AEPS is reconciled with the most directly comparable GAAP measure in Annex A.

(5)

Adjusted Net Revenue is a non-GAAP measure which is defined as the adjusted reported revenue as disclosed in the Company’s fourth quarter earnings release and is adjusted for currency impact compared to budgeted exchange rates. Unbudgeted acquisitions and divestitures are excluded from the calculation. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted Net Revenue is reconciled with the most directly comparable GAAP measure in Annex A.

(6)

Adjusted EBITDA is a non-GAAP financial measure which is defined as earnings before interest, tax, depreciation and amortization on a constant currency basis. Management believes that these adjustments improve the comparability of period-to-period results and are consistent with how it evaluates the Company’s operating performance. Adjusted EBITDA is reconciled to the most directly comparable GAAP measure in Annex A.

The following chart shows the percentage increase in fiscal year 2020 performance targets over fiscal year 2019 actual results for each measure used to determine the short-term incentive payouts:

FY 2020 Target to FY 2019 Actual Increase/Decrease
AEPS	13.56%
Company Adjusted Net Revenue	.3%
Company Adjusted EBITDA	5.36%
Hygiene, Health and Consumable Adhesives Segment Adjusted Net Revenue	-.71%[1,2]
Hygiene, Health and Consumable Adhesives Segment Adjusted EBITDA	4.09%[1]
Engineering Adhesives Segment Adjusted Net Revenue	2.07%[1]
Engineering Adhesives Segment Adjusted EBITDA	10.39%[1]

_____________________

(1)	For comparative purposes, FY2019 actual results were recast retrospectively to reflect the Company’s realignment from five to three reportable segments as of December 1, 2019.

(2)	Fiscal year 2020 target is lower than fiscal year 2019 actual results due to expected negative foreign currency exchange effects.

Fiscal 2020 Long-Term Incentive Compensation

In General. For all NEOs except the CEO, the fiscal year 2020 long-term incentive plan design included grants with a mix of 50% NQSOs, 25% RSUs and 25% PSUs, based on the grant date fair market value of common stock. Instead of RSUs, the CEO received PSUs, in a mix of 50% NQSOs and 50% PSUs.

Stock Options. The NQSOs typically vest in three equal installments on each anniversary date of the grant date, as long as the optionee continues to be employed by the Company, which enhances retention. Vested stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed with the Company, or once employee becomes retirement eligible. Retirement eligibility is defined as 55 years of age and 10 years of service. If an NEO is retirement eligible, stock options immediately vest upon retirement. For awards granted in fiscal year 2019 and later, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility. Stock options are granted for a 10-year term. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Restricted Stock Units. Restricted stock units provide a benefit to an employee only if the employee remains employed until the award vests or once the employee becomes retirement eligible. Dividends are accrued on restricted stock units during the period prior to vesting and are subject to the same vesting requirements, with payment in the form of additional shares once vesting has occurred. Restricted stock units do not have voting rights. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value. We grant two kinds of restricted stock units.

●

RSUs. For NEOs other than the CEO, 25% of their equity awards are RSUs vesting based on continued employment over time. RSUs typically vest in three equal annual installments from the grant date, which enhances retention.

●

Instead of RSUs, the CEO receives a PSU grant that will vest ratably over three years if the Company achieves at least a threshold level of AEPS, Adjusted Net Revenue or Adjusted EBITDA in the first year.

●

PSUs. For all NEOs including the CEO, 25% of their equity awards are PSUs vesting only if the Company achieves at least a threshold level of ROIC performance. PSUs vest ratably over three years depending on our performance against the ROIC metric for each year. Payouts range from 0% to 200% of target. Beginning in fiscal year 2021, PSUs will cliff vest three years from the grant date.

If an NEO is retirement eligible, RSUs and PSUs continue to vest pursuant to the terms of the award. For awards granted in fiscal year 2019 and later, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Fiscal 2020 Long-Term Incentive Awards. The value of an individual’s target award is established to generally correlate with the market median/50th percentile for the applicable position and grade level. The CEO recommends to the Compensation Committee the value of stock options, RSUs and PSUs to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify or reject these recommendations and to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation, and a 30-day share price average is applied. To determine the number of restricted stock units to be awarded, a 30-day share price average is applied.

The Compensation Committee reviews and approves long-term incentives for our CEO and the other executive officers in January of each year. This long-term incentive grant date in January aligns with the annual individual performance review process and allows the grants to occur during the open trading period (after our fiscal year-end annual earnings release) for our common stock as provided under Company policy. We do not allow backdating of options, nor do we have a program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

The target values for each named executive officer’s long-term incentive award are set forth in the table below. It is the general practice of the Compensation Committee to make awards to executive officers in a range of 80% to 120% of the target value below.

Named Executive Officer	Target Value of Long-Term Incentive for FY 2020 ($)		Approximate Value of Long-Term Incentive for FY 2020 ($)
James J. Owens	4,944,661	[1]	4,944,661	[1]
John J. Corkrean	1,000,000	[2]	1,000,000
Theodore M. Clark	1,000,000		1,000,000
Andrew E. Tometich	600,000		600,000
Zhiwei Cai	529,000	[3]	600,000

________________

(1)	Based on a review of market data, the target value for Mr. Owens increased from 350% of base salary to 400% of base salary.
(2)	Based on a review of market data, the target value for the EVP, CFO position increased from 750,000 to 1,000,000.
(3)

Based on a review of market data, the target value for EVP, Engineering Adhesives position increased from $500,000 to $529,000. Due to his performance, Mr. Cai received a long-term Incentive award valued at $600,000.

In addition to his long-term incentive award, Mr. Tometich received a new hire grant of 50% NQSOs and 50% RSUs with a grant date fair value of approximately $300,000. The NQSOs and RSUs vested 50% on January 24, 2021 and 50% will vest on January 24, 2022, subject to continued employment. Mr. Tometich’s grant was given to both attract Mr. Tometich to the Company and to help offset the loss of awards at his previous employer.

All grants are set forth in the “Grants of Plan-Based Awards During Fiscal 2020” table later in this Proxy Statement.

Analysis of Fiscal 2018 -2020 Long-Term Incentive Awards. Fiscal year 2020 ROIC performance and related vesting of PSUs are set forth below.

Fiscal Year 2020 ROIC Performance Goals and Achievement
	2018 PSU Grant (Year 3)	2019 PSU Grant (Year 2)	2020 PSU Grant (Year 1)

Superior	12.1%	13.0%	11.8%
Target	8.1%	9.0%	7.8%
Threshold	6.1%	7.0%	5.8%
< Threshold	0%	0%	0%
Actual	6.7%	6.7%	6.7%
Payout Percent	65%	-0-	72.5%

The fiscal year 2020 ROIC target of 7.8% is lower than in previous years due to fiscal year 2019 results being negatively impacted by foreign currency and the impact of the divestiture of the surfactants and thickeners business. Therefore, the fiscal year 2020 ROIC target was established based on a lower baseline.

For all grants, if performance in a year is less than threshold (target ROIC less 2%), no shares will be earned. If the threshold level is achieved, the PSUs will vest at 50%. If the target level is achieved, the PSUs will vest at 100%. If the superior level (target ROIC plus 4%) is achieved, the PSUs will vest at 200%. Performance between threshold and target and target and superior will be calculated on a straight-line basis.

ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

25% of the CEO’s equity awards are PSUs vesting in three equal installments only if one or more of the performance measures in the CEO’s short-term incentive plan (AEPS, Adjusted Net Revenue or Adjusted EBITDA) are achieved at the threshold level for fiscal year 2020 as determined by the Compensation Committee. For the January 2020 grant of PSUs, the threshold level was met for each of these measures as of January 24, 2021. Therefore, these PSUs will vest according to the three-year vesting schedule. There is no higher level of payout for these PSUs if target or superior performance is achieved for any of the measures.

Fiscal year 2020 RSU and PSU awards are set forth in the “Grants of Plan-Based Awards During Fiscal Year 2020” table in this Proxy Statement.

Fiscal 2017 Performance-Based NQSO Award. In October 2017, the Compensation Committee approved a one-time performance-based NQSO award to NEOs to provide incentive for the successful integration of the Royal Adhesives acquisition. These performance-based NQSOs would have vested on January 31, 2021 if the Company had achieved Adjusted EBITDA at a certain threshold level for fiscal year 2020. The threshold performance level was not achieved. Therefore, none of these NQSOs vested.

Other Executive Benefits and Perquisites

In General. We provide the following perquisites and benefits to our executive officers:

Perquisites and Benefits	Description

Defined Contribution Restoration Plan

●     Non-qualified retirement plan, consisting of the following three components:

►     1% non-elective (retirement) contribution restoration for compensation in excess of IRS limits for eligible U.S. employees and an opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on EPS performance.[1]

►     4% 401(k) match restoration for compensation match in excess of IRS limits, and

►     Additional credit equal to 7% of eligible earnings.

Key Employee Deferred Compensation Plan

●    Allows deferral of a portion of annual base salary and/or any annual incentive payment. If an executive defers a portion of his or her salary or incentive payment into the Company stock account, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean, Mr. Cai and Mr. Tometich participated in this plan during fiscal year 2020.

Financial Counseling	● Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	● Annual preventive/diagnostic physical examination and local travel-related expenses. In lieu of this benefit, the CEO receives an annual medical benefits allowance of $7,500.

Excess Liability Insurance

●      Group personal excess liability insurance policy provides individual coverage up to $5,000,000 and $1,000,000 in uninsured/underinsured motorist liability coverage. The Company pays the policy premium and the premium is included in the named executive officer’s income and is grossed up to pay the tax withholding (except where such payments are not taxable).

Relocation Expense	● Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross-up for certain assistance that is taxable.

Long-Term Disability Insurance

●     Executives may elect to purchase long-term disability insurance coverage of 50% of their salary up to $20,000 per month. The premiums are paid on an after-tax basis by the employee and then reimbursed by the Company.

(1)	Information regarding calculation of the fiscal year 2020 contribution is found in the “All Other Compensation” column and related footnotes to the “Summary Compensation Table” on page 55.

Analysis of Fiscal 2020 Executive Benefits and Perquisites. We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile.

In conjunction with the annual review of executive officer total compensation, the Compensation Committee typically reviews executive officer benefits and perquisites for market prevalence. However, due to the pandemic, the Compensation Committee determined that only a limited review of benefits and perquisites would be made. The Compensation Committee reviewed findings on the executive long-term disability program and reviewed prior year market data related to the other programs. The Compensation Committee determined not to make any changes to these programs due to general market competitiveness.

All perquisites paid to our NEOs are disclosed in the “Summary Compensation Table” under the “Other Compensation” column and the footnotes thereto.

Severance, Change-in-Control and other Employment-Related Agreements

In General. H.B. Fuller does not have employment agreements with any of the NEOs that provide for a specified term of employment. The Company has executive severance agreements discussed under the heading “Severance” and change in control agreements discussed under the heading “Change-in-Control Agreements.”

Severance. The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

●	Severance pay equal to one times (two times for the CEO) base salary plus target annual bonus, payable over the 12 months (24 months for the CEO) following termination;

●	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

●	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all NEOs.

Change-in-Control Agreements. All NEOs have entered into change-in-control agreements with H.B. Fuller. The agreements are a critical and effective tool to attract and retain executives. These agreements provide for payments under certain circumstances following a change-in-control of the Company. The Compensation Committee believes that one of the purposes of providing change-in-control agreements is to provide financial security to the executive officer in the event the executive officer’s employment is terminated in connection with a change-in-control. The agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications as a result of a change-in-control. The Compensation Committee also believes that change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to the NEO's terms of employment, such as demotion, reduction in compensation or required relocation) during the covered period for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger,” because a double trigger prevents the unnecessary payment of benefits to an executive officer in the event that the change in control does not result in the executive officer’s termination of employment or a material change in the terms of the executive officer’s employment.

For change-in-control agreements entered into prior to mid-fiscal year 2018 (for Mr. Owens, Mr. Corkrean and Mr. Cai), the arrangements were structured to ensure that executives receive the full intended benefits of these arrangements in the event that a transaction should take place. Our approach was to provide our executives with arrangements that include a modified tax gross-up. These arrangements eliminated de minimis or inefficient gross-up payments, only providing tax gross-up in cases of significant imbalance. For change-in-control agreements entered into starting in mid-fiscal year 2018 (for Mr. Clark and Mr. Tometich), the Company does not include a tax gross-up provision. The Company instead references a best of net provision whereby the individual is responsible for any excise tax, or the benefit is reduced so as to not trigger an excise tax. The Company would calculate both scenario estimates and the individual would receive the provision with the highest after-tax benefit estimate.

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Made Upon Termination or Change-In-Control.”

Stock Ownership

Goals and levels of executive stock ownership are reviewed annually by the Compensation Committee. An executive officer’s stock ownership includes common stock directly held by the executive officer and Common Stock held in our 401(k) Plan, restricted stock, restricted stock units (time-based and performance-based), and phantom stock units held in the Key Employee Deferred Compensation Plan.

The guideline for the CEO is ownership of at least five times his base salary in Common Stock, and the guideline for the other NEOs is ownership of at least three times their base salary. The guideline provides that an executive should strive to reach and then maintain the applicable stock ownership goal within five years of appointment to a new job grade. For the 2020 review of stock ownership, all NEOs who had been in their job grade for at least five years had met the applicable stock ownership goal. If after five years in a job grade, an NEO has not met the stock ownership goal, the NEO must retain 100% of all after-tax profit shares from any exercise, vesting or payout of equity awards until the stock ownership guideline is met, unless a hardship exception is granted.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)") imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former named executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of H.B. Fuller and our shareholders.

Prior to the Tax Cuts and Jobs Act (the “Act”), Section 162(m) permitted a deduction for compensation in excess of $1,000,000 paid to a covered executive if specified requirements related to our performance were met and shareholder approval was obtained. The Act eliminated the exception to the deduction limit for qualified performance-based compensation (and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit). However, the Act also included a transition provision which exempts from the above changes made to performance-based compensation payable under a written binding agreement that was in effect on November 2, 2017, if such agreement is not subsequently materially amended. As a result of the transition rule, certain performance-based awards that were outstanding as of November 2, 2017 but which may vest and pay out in future tax years may be fully deductible if they qualify for transition relief.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

Fiscal 2021 Changes to Executive Compensation Program

Effective for LTIP awards granted in January 2021, PSUs that vest based on ROIC performance will move from three-year ratable vesting to three-year cliff vesting. The ROIC metric for these PSUs will not change. However, the metric target is a three-year average of annual ROIC, versus individual annual ROIC targets. This change better aligns the PSU grant vesting with the focus of ROIC performance over the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the focus on retention. In addition, the PSU grant for the CEO that vests over three years only if the Company achieves at least a threshold level of AEPS, Adjusted Net Revenue or Adjusted EBITDA in the first year of the grant, has been revised to be time-based RSUs. This change was made to increase the long-term orientation of the CEO’s compensation and to be consistent with the time-based RSU grants received by the other NEOs.

Non-GAAP Financial Measures

The "Compensation Discussion and Analysis" section of this Proxy Statement contains non-GAAP financial measures, including AEPS, Adjusted Net Revenue, Adjusted EBITDA and ROIC measured on a company-wide basis and certain financial measures for individual business segments. See "Reconciliation of Non-GAAP Financial Information" in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended November 28, 2020.

Compensation Committee of the Board of Directors of H.B. Fuller Company

Dante C. Parrini, Chair	Maria Teresa Hilado
Daniel L. Florness	Ruth S. Kimmelshue
Thomas W. Handley	Lee R. Mitau
Michael J. Happe	Teresa J. Rasmussen
R. William Van Sant

Summary Compensation Table

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2020 and three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[1,5]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[6]	All Other Compen- sation ($)[8]		Total ($)

James J. Owens	2020	1,225,977	-	2,367,071	2,342,618	1,044,717	45,542	362,306		7,388,231
President and	2019	1,167,813	-	2,595,195	2,194,071	956,994	43,430	350,655		7,308,158
Chief Executive Officer	2018	1,112,408	-	1,662,920	1,675,099	948,233	21,066	373,222		5,792,948

John J. Corkrean[8]	2020	455,498	-	636,759	473,766	230,727	4,211	148,594		1,949,555
Executive Vice President &	2019	449,905	-	526,663	399,347	291,920	2,861	149,840		1,820,536
Chief Financial Officer	2018	440,872	-	309,158	248,995	291,900	573	152,743		1,444,241

Theodore M. Clark	2020	541,539	-	478,665	473,766	288,408	-	110,928		1,893,306
Executive Vice President &
Chief Operating Officer

Andrew E. Tometich	2020	503,000	-	430,799	426,379	329,517	-	112,923		1,802,618
Executive Vice President, Hygiene,	2019	133,488	150,000	517,684	471,598	64,064	-	116,682	[7]	1,453,516
Health and Consumable Adhesives

Zhiwei Cai	2020	524,535	-	308,493	284,256	123,123	4,865	92,219		1,337,491
Executive Vice President,	2019	475,503	-	332,400	266,231	284,311	4,146	87,569		1,450,160
Engineering Adhesives

__________________________

(1)

Includes cash compensation deferred at the election of the executive under the 401(k) Plan and/or the Key Employee Deferred Compensation Plan (“KEDCP”). During fiscal year 2020, only Mr. Corkrean and Mr. Cai contributed to H.B. Fuller “stock fund” in the KEDCP. Mr. Corkrean contributed $86,040 of his salary and $57,682 of his short-term incentive plan payment into phantom units in the KEDCP and received a 10% match from the Company on those contributions. Mr. Cai contributed $11,499 of his salary and $7,859 of his short-term incentive plan payment into phantom units in the KEDCP and received a 10% match from the Company on those contributions. These amounts have been subtracted from the applicable “Salary” and “Bonus” columns of this table (as applicable) and the value of the phantom units and match are shown in the “Stock Awards” column of this table. Their contributions are also shown in the “Non-Qualified Deferred Compensation” table and in the “Grants of Plan-Based Awards” table. Amount for Mr. Cai in the “Salary” column includes amounts paid for accrued but unused vacation pay.

(2)

The amount in this column for Mr. Tometich represents the payment of a hiring bonus in fiscal year 2019. If. Mr. Tometich voluntarily terminates prior to the second anniversary of his hire date, he must pay this bonus back to the Company.

(3)

The amounts in this column represent the grant date fair value of (a) phantom units deferred under the KEDCP, plus a 10% match from the Company, as described in footnote 1, and (b) time-based and performance-based restricted stock awards made in fiscal years 2020, 2019 and 2018 calculated in accordance with FASB ASC Topic 718 based on the closing price of our Common Stock on the date of grant and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 28, 2020, except that the assumption related to forfeitures is not included in the calculations for these purposes. See the "Grant of Plan-Based Awards Table During 2020" table in this Proxy Statement for additional information. The grant date fair value of performance-based restricted stock awards in this column made in fiscal year 2020, assuming maximum performance (200% of target), are: for Mr. Owens, $2,367,023 (amount reported in the column is $1,183,511) and $1,183,560 (amount reported in this column is the same, as no superior level is applicable); for Mr. Corkrean, $478,665 (amount reported in this column is $239,333); for Mr. Clark, $478,665 (amount reported in this column is $239,333); for Mr. Tometich, $287,199 (amount reported in this column is $143,600), and for Mr. Cai, $287,199 (amount reported in this column is $143,600).

(4)

The amounts in this column represent the grant date fair values of stock option awards. In accordance with FASB ASC Topic 718, the grant date fair value of these awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 28, 2020, except that the assumption related to forfeitures is not included in the calculations for these purposes.

(5)

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash incentives earned under our short-term incentive plan less any amounts deferred into phantom stock units in the KEDCP. See footnote 1 above.

(6)

Amounts reported in this column for Mr. Owens, Mr. Corkrean, Mr. Clark and Mr. Cai include the amount of interest accrued during the applicable fiscal year on the officer’s account in the Defined Contribution Restoration Plan that exceeded 120% of the applicable federal long-term monthly rate in fiscal year 2020. No NEOs participate in the H.B. Fuller Legacy Pension Plan.

(7)	Amount includes $14,813 of moving expenses and $15,356 of related tax gross up that were inadvertently not included in the prior year.

(8)

The table below shows the components of this column for fiscal year 2020, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on restricted stock, and perquisites paid by the Company for the benefit of the executive officers.

All Other Compensation -- Fiscal Year 2020

Name	Defined Contribution Plan Company Match & Contributions ($)	Defined Contribution Restoration Plan Contributions ($)[a]	Dividends on Unvested Restricted Stock Units ($)	Perquisites (see table below) ($)[b]	Total ($)

James J. Owens	14,229	247,727	60,401	39,949	362,306
John J. Corkrean	14,229	81,484	14,042	38,839	148,594
Theodore M. Clark	15,276	81,931	6,445	7,276	110,928
Andrew E. Tometich	13,469	50,318	8,549	40,587	112,923
Zhiwei Cai	14,229	62,994	8,950	6,046	92,219

(a)

For the contributions related to the discretionary contribution of 0% to 3% of eligible earnings in excess of IRS limits, based on EPS performance of $2.83, no discretionary contribution was made as the threshold of $3.18 was not met. Target level was $3.35 and the superior level was $3.69. Straight line interpolation is used for performance above $3.18 up to $3.69. See further discussion in the section titled “Other Executive Benefits and Perquisites” in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 51.

(b)	The perquisites presented below are valued at the amount paid by, or the incremental cost to, the Company.

Perquisites - Fiscal Year 2020

Name	Insurance ($)[i]	Health Exam ($)ii	Moving Expenses and Transfer Allowance ($)iii	Financial Counseling ($)	Charitable Matching Contributions and Donationsiv	Total Perquisites ($)

James J. Owens	4,753	7,500	-	7,500	20,196	39,949
John J. Corkrean	2,145	-	-	7,500	29,194	38,839
Theodore M. Clark	2,276	-	-	-	5,000	7,276
Andrew E. Tometich	4,161	-	24,214	7,500	4,712	40,587
Zhiwei Cai	4,274	-	-	1,600	172	6,046

(i)

Includes premiums paid on a tax-protected basis on personal excess liability insurance of $1,489 and a related tax gross-up of $1,248 for Mr. Owens, $656 for Mr. Corkrean, $787 for Mr. Clark, $657 for Mr. Tometich, and $787 for Mr. Cai. Also includes reimbursement for long-term disability insurance premiums in the following amounts: $2,016 for Mr. Owens, $2,016 for Mr. Tometich and $1,998 for Mr. Cai.

(ii)	Amounts for health exam include related expenses, if any.

(iii)	Amount for Mr. Tometich includes moving expenses of $11,889 and a related tax gross up of $12,325.

(iv)

Amounts in this column represent matching contributions by the Company under a broad based plan for all U.S. employees to match charitable contributions between $50 and $1,000 made to qualifying 501(c)(3) nonprofit organizations and a 50% match on all donations by NEOs to the United Way. Also includes amounts under the Company’s Executive Charitable Board Support program under which key managers (including all the NEOs in this Proxy Statement) are eligible to direct H.B. Fuller Company Foundation charitable contributions to qualifying 501(c)(3) nonprofit organizations where they are serving as board members.

Grants of Plan-Based Awards During Fiscal 2020

The following table summarizes the grants of plan-based awards in fiscal year 2020 for each of the named executive officers in the “Summary Compensation Table”. For more information on the terms of these awards, see “Fiscal 2020 Short-Term Incentive Compensation” and “Fiscal 2020 Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis”.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]				All Other Stock Awards: Number of Shares of Stock or		Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name and Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Units (#)		Options (#)[3]	Awards ($/Sh)	Options Awards ($)[4]
James J. Owens
Short-Term Incentive			220,715	1,471,432	2,942,864
LTI Award	1/24/2020	1/15/2020					24,479	[5]						1,183,560
LTI Award	1/24/2020	1/15/2020				12,239	24,478		48,956					1,183,511
LTI Award	1/24/2020	1/15/2020										238,872	48.35	2,342,618

John J. Corkrean
Short-Term Incentive			60,931	406,209	812,418
LTI Award	1/24/2020	1/15/2020								4,950	[6]			239,333
LTI Award	1/24/2020	1/15/2020				2,475	4,950		9,900					239,333
LTI Award	1/24/2020	1/15/2020										48,309	48.35	473,766
Key Employee Deferred Compensation Plan										3,499	[7]			158,093

Theodore M. Clark
Short-Term Incentive			60,931	406,209	812,418
LTI Award	1/24/2020	1/15/2020								4,950	[6]			239,333
LTI Award	1/24/2020	1/15/2020				2,475	4,950		9,900					239,333
LTI Award	1/24/2020	1/15/2020										48,309	48.35	473,766

Andrew E. Tometich
Short-Term Incentive			49,043	326,950	653,900
LTI Award	1/24/2020	1/15/2020								2,970	[6]			143,600
LTI Award	1/24/2020	1/15/2020								2,970	[8]			143,600
LTI Award	1/24/2020	1/15/2020				1,485	2,970		5,940					143,600
LTI Award	1/24/2020	1/15/2020										28,985	48.35	284,256
LTI Award	1/24/2020	1/15/2020										14,492 [8]	48.35	142,123

Zhiwei Cai
Short-Term Incentive			50,775	338,497	676,994
LTI Award	1/24/2020	1/15/2020								2,970	[6]			143,600
LTI Award	1/24/2020	1/15/2020				1,485	2,970		5,940					143,600
LTI Award	1/24/2020	1/15/2020										28,985	48.35	284,256
Key Employee Deferred Compensation Plan										472	[7]			21,293

(1)

The amounts shown in these columns represent the opportunity under our short-term incentive plan for fiscal 2020 performance discussed under the heading “Fiscal 2020 Short-Term Incentive Compensation” in this Proxy Statement. The amount in the threshold column represents the potential payout if the threshold level is met for AEPS (50% of target) and there is no payment for any other metrics for the applicable NEO. The amount in the target column represents the potential payout if the target level is met for all short-term incentive plan metrics for the applicable NEO (100% of target). The amount in the maximum column represents the potential payout if the maximum level is met for all short-term incentive plan metrics for the applicable NEO (200% of target). The short-term incentive opportunities may be -0- if the threshold metric is not met for all of the metrics for an NEO. The actual amount paid out in January 2021 under the short-term incentive plan is set forth in the “Summary Compensation Table”.

(2)

The performance-based restricted stock unit awards were granted under the 2018 Incentive Plan and vest in three annual installments beginning on the first anniversary date of the grant upon the achievement of certain return on invested capital ("ROIC") targets being met. For all grants, if performance is less than threshold (target ROIC less 2%), the performance-based restricted stock units will vest with a value of 0, i.e., no shares will be earned. If the threshold level is achieved, the performance-based restricted stock units will vest at 50%. If the target level is achieved, the performance-based restricted stock units will vest at 100%. Performance between threshold and target and target and superior will be calculated on a pro rata basis. If the superior level (target ROIC plus 4%) is achieved, the performance-based restricted stock units will vest at 200%. Under the 2018 Incentive Plan, dividends on performance stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the performance stock units vest. The fair value of the performance-based restricted stock unit awards is calculated by multiplying the target number of units of performance-based restricted stock by the closing price of the Common Stock on the date of grant. The performance stock units become immediately vested in the event of death or disability. The value of accrued dividends is included in the “Summary Compensation Table” in the “All Other Compensation” column.

(3)

These options are granted under 2018 Incentive Plan and become exercisable at the rate of one-third each year beginning on the first anniversary of the grant date and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 55 and 10 years of service), death or disability.

(4)

The grant date fair value of time-based and performance-based restricted stock unit awards is calculated by multiplying the number of units by the closing price of our Common Stock on the date of grant. The Black-Scholes option pricing method was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options are as follows: (i) for options granted on January 24, 2020 - risk free rate of return of 1.51%, dividend rate of 1.35%, volatility rate of 24.29%, quarterly reinvestment of dividends and an average term of 5 years.  No adjustments have been made for non-transferability or risk of forfeiture.  The real value of the stock options in this table will depend on the actual performance of our Common Stock during the applicable period and the fair market value of our Common Stock on the date the options are exercised.

(5)

These performance-based restricted stock unit awards for Mr. Owens were granted under the 2018 Incentive Plan. The terms of the award provide for vesting of the restricted stock unit grant in three annual installments on January 24, 2021, January 24, 2022 and January 24, 2023 only if one or more of the performance measures in the CEO’s short-term incentive program measures are met at the threshold level for fiscal year 2020 as determined by the Compensation Committee. The condition was met on January 24, 2021, and accordingly the first installment vested on that date. There is no higher level of payout for these restricted stock units if target or superior performance is achieved for any of the measures. Under the 2018 Incentive Plan, dividends on restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death or disability. The value of accrued dividends is included in the “Summary Compensation Table” in the “All Other Compensation” column.

(6)

The time-based restricted stock unit awards were granted under the 2018 Incentive Plan. The time-based restricted stock units vest in three annual installments beginning on the first anniversary date of the grant. Under the 2018 Incentive Plan, dividends on time-based restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death or disability. The fair value of the time-based restricted stock unit awards is calculated by multiplying the number of units of time-based restricted stock by the closing price of our Common Stock on the date of grant. The value of accrued dividends is included in the “Summary Compensation Table” in the “All Other Compensation” column.

(7)

The Key Employee Deferred Compensation Plan (“KEDCP”) allows NEOs to defer of a portion of their annual base salary and/or any annual short-term incentive payment. If an NEO defers a portion of his or her salary or short-term incentive payment into the Company stock account in the KEDCP, the Company credits units of deferred phantom stock units and matches 10% of the amount credited with phantom stock units. Mr. Corkrean and Mr. Cai were the only NEOs who deferred into phantom stock units during fiscal year 2020.  The amounts were deferred on various dates throughout the fiscal year and the total amount deferred, plus the 10% match, is shown here.

(8)

These time-based restricted stock units and options were granted under the 2018 Incentive Plan. 50% of the award vests on January 24, 2021 and the remaining 50% vest on the second anniversary date of the grant, subject to continued employment. All other terms of the restricted stock unit grant are the same as in footnote 6 above. All other terms of the stock option grant are the same as in footnote 3 above. They are part of Mr. Tometich’s new hire grant, with a grant date fair value of approximately $300,000. Mr. Tometich’s grant was given to both attract Mr. Tometich to the Company and to help offset the loss of awards at his previous employer.

Outstanding Equity Awards at Fiscal 2020 Year-End

The following table summarizes the outstanding equity awards as of November 28, 2020 for each of the named executive officers in the “Summary Compensation Table”.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[2]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3,5]	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)[5]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[4,6]

James J. Owens	1/26/2012	38,941	-		28.40	1/26/2022
	1/24/2013	80,697	-		39.64	1/24/2023
	1/23/2014	79,061	-		48.92	1/23/2024
	1/22/2015	112,727	-		41.00	1/22/2025
	1/19/2016	182,039	-		33.38	1/19/2026
	1/26/2017	151,826	-		50.10	1/26/2027
	10/20/2017	-	-	133,592	57.70	10/20/2027
	1/25/2018	96,945	49,942		53.57	1/25/2028
	1/24/2019	74,712	151,691		45.05	1/24/2029
	1/24/2020	-	238,872		48.35	1/24/2030
	1/25/2018						5,475	294,172
	1/25/2018								3,009	161,673
	1/24/2019						16,733	899,064
	1/24/2019								9,203	494,477
	1/24/2020						24,836	1,334,438
	1/24/2020								13,659	733,898

John J. Corkrean	5/17/2016	16,672	-		43.48	5/17/2026
	1/26/2017	23,696	-		50.10	1/26/2027
	10/20/2017	-	-	25,020	57.70	10/20/2027
	1/25/2018	14,410	7,424		53.57	1/25/2028
	1/24/2019	13,598	27,610		45.05	1/24/2029
	1/24/2020	-	48,309		48.35	1/24/2030
	1/25/2018						814	43,736
	1/25/2018								447	24,017
	1/24/2019						3,046	163,662
	1/24/2019								1,675	89,998
	1/24/2020						5,022	269,832
	1/24/2020								2,762	148,402

Theodore M. Clark	10/20/2017	83,402	-		57.70	10/20/2027
	1/24/2020	-	48,309		48.35	1/24/2030
	1/24/2020						5,022	269,832
	1/24/2020								2,762	148,402

Andrew E. Tometich	10/3/2019	52,301	-		46.16	10/3/2029
	1/24/2020	-	28,985		48.35	1/24/2030
	1/24/2020	-	14,492		48.35	1/24/2030
	1/24/2020						3,013	161,888
	1/24/2020						3,013	161,888
	1/24/2020								1,657	89,039

Zhiwei Cai	1/23/2014	2,746	-		48.92	1/23/2024
	1/26/2017	13,033	-		50.10	1/26/2027
	10/20/2017	-	-	20,850	57.70	10/20/2027
	1/25/2018	10,807	5,568		53.57	1/25/2028
	1/24/2019	9,065	18,407		45.05	1/24/2029
	1/24/2020	-	28,985		48.35	1/24/2030
	1/25/2018						605	32,507
	1/25/2018								339	18,214
	1/24/2019						2,031	109,126
	1/24/2019								1,117	60,016
	1/24/2020						3,013	161,888
	1/24/2020								1,657	89,030

(1)

Stock options generally vest in three equal annual installments beginning on the first anniversary of the grant date. Options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control. A double trigger is required for vesting after a change-in-control after mid-fiscal 2018.

(2)

These performance-based non-qualified stock options vest contingent upon the Company achieving Adjusted EBITDA at least at a threshold level of Adjusted EBITDA performance for fiscal year 2020. The threshold level of Adjusted EBITDA was not met. Therefore, the options vested at 0% and were forfeited after fiscal year end.

(3)

For all NEOs except the CEO, time-based restricted stock units generally vest in three equal annual installments beginning on the first anniversary of the grant date. The restricted stock units become immediately vested in the event of death, disability and change-in-control. A double trigger is required for vesting after a change-in-control after mid-fiscal 2018. For the CEO, the grants in this column are performance-based restricted stock units that have a performance measure related to AEPS, Adjusted EBITDA or Adjusted Net Revenue. One or more of these performance measures has been met for each of Mr. Owens’ grants. Therefore, the awards will vest ratably over three years and are included in this column.

(4)	The market value is based on the closing price at November 27, 2020 (the last business day of the fiscal year) of $53.73.

(5)

Awards of restricted stock units to NEOs (other than the CEO) are generally 50% time-based restricted stock units and 50% performance-based restricted stock units. For the CEO, all grants of RSUs are performance-based. See footnote 3 above. For all NEOs, including the CEO, 50% of their restricted stock unit grant will be subject to a return on invested capital ("ROIC") target, which will not vest unless at least a threshold level of performance is met in each year of vesting. For all other NEOs, half of their restricted stock unit grant will be subject to ROIC performance and will not vest unless at least a threshold level of performance is met in each year of vesting. The number of shares and payout value reported is based on the historical average of actual fiscal 2019 performance since 2019 average performance exceeded threshold levels, with one metric not meeting a threshold level of performance.

(6)

For the January 2018 grant, the metric target was 8.1% ROIC. For the January 2019 grant, the metric target was 9.0% ROIC. For the January 2020 grant, the metric target was 7.8%. The Company achieved 6.7% ROIC for fiscal year 2020. ROIC is a non-GAAP financial metric that is reconciled with the most directly comparable GAAP financial metric in Annex A.

Option Exercises and Stock Vested—Fiscal Year 2020

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2020 for each of the named executive officers in the “Summary Compensation Table”.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
James J. Owens	103,019	2,089,341	42,815	2,070,105
John J. Corkrean	-0-	-0-	6,707	324,283
Theodore M. Clark	-0-	-0-	-0-	-0-
Andrew E. Tometich	-0-	-0-	5,707	263,720
Zhiwei Cai	-0-	-0-	16,620	808,602

(1)

The value realized on the exercise of options is the closing market price of a share of H.B. Fuller Common Stock on the date of exercise less the exercise price, multiplied by the number of shares exercised.

(2)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller Common Stock on the date of vesting(s) multiplied by the number of vested shares.

Nonqualified Deferred Compensation—Fiscal Year 2020

The following table summarizes information with respect to the participation of the named executive officers in our nonqualified deferred compensation plans (“NQDC plan”). The Company makes a 1% non-discretionary contribution to the NQDC plan and there is an opportunity for a discretionary contribution of 0% to 3% of eligible pay in excess of IRS limits, based on EPS performance. For fiscal year 2020, the discretionary contribution was -0-% based on EPS of $2.83.

Name	Plan Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals /Distributions ($)	Aggregate Balance at Last FYE ($)[3]
James J. Owens	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	247,727	83,524	-0-	2,615,986
John J. Corkrean	Key Employee Deferred Compensation Plan	85,777	8,578	42,517	-0-	336,215
	Defined Contribution Restoration Plan	-0-	81,484	7,354	-0-	318,742
Theodore M. Clark	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	81,931	-0-	-0-	81,931
Andrew E. Tometich	Key Employee Deferred Compensation Plan	23,215	-0-	296	-0-	23,511
	Defined Contribution Restoration Plan	-0-	50,318	-0-	-0-	50,318
Zhiwei Cai	Key Employee Deferred Compensation Plan	438,057	3,285	202,502	-0-	2,119,711
	Defined Contribution Restoration Plan	-0-	62,994	8,332	-0-	324,433

(1)

Only Mr. Corkrean, Mr. Tometich and Mr. Cai made contributions to the Key Employee Deferred Compensation Plan (“KEDCP”) during fiscal year 2020. The amount in this column for Mr. Corkrean and Mr. Tometich is a deferral from fiscal year 2020 salary. The amount in this column for Mr. Cai is a deferral of fiscal year 2020 salary in the amount of $152,211 and short-term incentive related to fiscal year 2019 in the amount of $285,846. The fiscal year 2020 salary deferrals which are deferred into phantom stock units are included in the “Stock Awards” column of the “Summary Compensation Table”. Mr. Corkrean and Mr. Cai also deferred amounts from their fiscal year 2020 short-term incentive awards and those amounts are also included in the “Stock Awards” column of the Summary Compensation Table. Participants are not allowed to make contributions to the Defined Contribution Restoration Plan.

(2)

The amount in this column related to the KEDCP is also included in the “Stock Awards” column of the Summary Compensation Table and includes the Company’s 10% match under the KEDCP for any amounts deferred into the Company stock account. The Company contributions under the Defined Contribution Restoration Plan (“DC Restoration Plan”) are also included in the “Stock Awards” column of the “Summary Compensation Table”.

(3)

Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant NEOs in our “Summary Compensation Table” for previous years for the KEDCP and for the DC Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years (a)
James J. Owens	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	2,239,781
John J. Corkrean	Key Employee Deferred Compensation Plan	182,616
	Defined Contribution Restoration Plan	229,904
Theodore M. Clark	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	-0-
Andrew E. Tometich	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	-0-
Zhiwei Cai	Key Employee Deferred Compensation Plan	452,154
	Defined Contribution Restoration Plan	93,085

(a)	Amounts for the DC Restoration Plan also include earnings/(loss) from previous fiscal years, which are not reported in the “Summary Compensation Table” in previous years.

Key Employee Deferred Compensation Plan. The KEDCP is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executive officers may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

Amounts deferred under the KEDCP are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executive officers are allowed to change their investment elections at any time. The one year rates of return for such investments for fiscal 2020 are as follows:

PIMCO VIT Total Return AC	7.63%	Goldman VIT MidCap Value	5.75%
PIMCO VIT Real Return AC	10.37%	Fidelity VIP MidCap SC	12.89%
Fidelity VIP Equity-Income SC	4.30%	T. Rowe Price MidCap Growth II	20.00%
T. Rowe Price Equity Income II	-0.80%	Royce Micro-Cap IC	17.83%
Dreyfus Stock Index IS	16.60%	Lincoln VIPT Baron Growth Opportunities SC	26.73%
Fidelity VIP Contrafund SC	29.09%	Van Kampen UIF US Real Estate Portfolio	-18.24%
Oppenheimer Capital Appreciation VA Non-SS	35.18%	Oppenheimer Global Securities VA Non-SS	24.65%
Janus Henderson Forty Fund	36.02%	Dreyfus VIF Appreciations	22.24%
Janus Aspen Overseas Portfolio	13.98%	Fidelity VIP Growth	42.66%
H.B. Fuller Company stock	7.7%

Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the “Summary Compensation Table” in this Proxy Statement. During fiscal year 2020, only Mr. Corkrean, Mr. Tometich and Mr. Cai made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company stock account under this plan. For fiscal year 2020, no discretionary contributions were made to any of the NEOs. Balances in the plan reflect amounts that have accumulated over time.

Executive officers are always 100% vested in their KEDCP account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the Internal Revenue Code. Distributions are made in either a lump sum or, if previously elected by the executive officer, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan (“DC Restoration Plan”).  The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the three component accounts in the plan:

●

4% restoration plan match credit provides a contribution of 4% of eligible pay in excess of the IRS annual compensation limit as long as the participant defers the maximum allowed contribution under the H.B. Fuller Company 401(k) & Retirement Plan. Participants are immediately 100% vested in the value of the match restoration contribution.

●

1 to 4% “restoration non-elective” credit provides a contribution of 1% of eligible pay in excess of the IRS annual compensation limit and 0-3% of eligible pay in excess of the IRS annual compensation limit based on EPS performance. Participants become vested after 3 years of service with the Company.

●	7% credit on all eligible earnings. Participants become vested after 3 years of participation in the DC Restoration Plan.

Interest on contributions is based on the daily Wall Street Journal prime rate when credited.  Upon termination, the vested balance is paid in a lump sum approximately 90 days after the end of the sixth month after termination.  Upon death or disability, the vested balance is paid in a lump sum approximately 90 days after date of death or after becoming totally disabled as defined by the plan.

Contributions made on behalf of named executive officers under the DC Restoration Plan are disclosed in the “Summary Compensation Table” in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

In General.

The Company has certain arrangements, policies and practices covering the NEOs in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to an NEO or his or her beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination or good reason termination, involuntary (not for cause) or good reason termination after a change-in-control, death, disability, and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 27, 2020, using the closing share price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the “Nonqualified Deferred Compensation Table” of this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term or operation in favor of the NEOs and that are available generally to all salaried employees. We call these benefits “general benefits” and they include:

●	Accrued Vacation Pay

●	401(k) Plan (or similar applicable plan)

●	Health and Welfare Benefits

●	Life Insurance Proceeds

Voluntary Termination

In the event of a voluntary termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a NEO unless the NEO is retirement eligible. For all long-term incentive awards, retirement eligibility is defined as 55 years of age and 10 years of service. If an NEO is retirement eligible, stock options immediately vest upon retirement and RSUs and PSUs continue to vest pursuant to the terms of the award. For awards granted in fiscal 2019 and later, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Retirement

In the event of a retirement as of the last business day of the fiscal year, stock options immediately vest and RSUs and PSUs continue to vest pursuant to the terms of the award. Retirement eligibility is defined as 55 years of age and 10 years of service. For awards granted in fiscal 2019 and later, if an NEO does not remain employed for 180 days from the grant date, the award is forfeited regardless of retirement eligibility.

Involuntary For Cause Termination

In the event of an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of an NEO. Under our long-term incentive award agreements, “cause” means any act by the NEO that is materially inimical to the best interests of the Company and that constitutes common law fraud, a felony or other gross malfeasance of duty on the part of the Participant. In such a termination, all stock awards are forfeited.

Involuntary Not For Cause Termination or Good Reason Termination

In the event of an involuntary not for cause termination or a good reason termination as of the last business day of the fiscal year, an NEO’s compensation would be affected as follows.

We have a severance arrangement with each of the NEOs. If the NEO’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each and every change-in-control. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

●

A severance payment equal to one times (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount over the lesser of (a) $460,000, $490,000 or $560,000 (whichever is applicable per the individual’s agreement) or (b) two times the executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs, shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

●	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

●	Outplacement services with a value up to $20,000.

Benefits under the DC Restoration Plan are not accelerated or automatically vested upon involuntary not for cause termination or good reason termination.

Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the NEOs. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive officer separates from service for any reason other than cause or disability, or the executive officer terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive officer is entitled to receive a lump sum payment from us. The payment consists of the following:

●

The executive will receive a target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

●

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

●	A payment for outplacement services of up to $25,000.

●	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

In the event severance payments are made to the NEOs due to a change-in-control and in the event that they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code, where the 280G parachute value does not exceed 330% of the executive’s base amount, we will reduce the payments and benefits. Under these circumstances, the payments and benefits will be reduced so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax, where the 280G parachute value exceeds 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement. This is typically called a “gross-up”. The effects of the Internal Revenue Code are unpredictable and executive officers may have very different and unexpected effects based on their own particular compensation history. Therefore, these payments are intended to place an executive officer in the same position that they would have been in had they received the payments for reasons other than a change-in-control. The payments are not meant to pay regular income tax payments for an executive officer. For all executive change-in-control agreements entered into after mid-fiscal 2018 (for example for Mr. Clark and Mr. Tometich), this tax gross-up provision has been eliminated.

We have other compensatory arrangements with our NEOs that will be affected by a change-in-control. For the CEO, CFO and COO, the DC Restoration Plan provides that if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then three years shall be added to the participant’s years of credited service for purposes of determining benefits under the plan. For the other NEOs, if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then two years shall be added to the participant’s years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full. For performance-based RSU grants, if termination under a change-in-control occurs during the performance period, the participant is entitled to receive a payment based on, and assuming that, performance would have been achieved at the target level. For any executive equity grant agreements beginning mid-fiscal year 2018, a double-trigger will be required prior to accelerated equity vesting. This means that there must be a change-in-control of the Company and a termination of employment (or a material change to the NEO’s terms of employment (such as demotion, reduction in compensation or required relocation)) in order for vesting to accelerate.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, an NEO’s compensation would be affected as follows:

●

Stock options and restricted stock units would vest at death and at disability. For performance-based RSU grants, if death or disability occurs during the performance period, the participant is entitled to receive a payment based on, and assuming that, performance would have been achieved at the target level.

●	Benefits under the Defined Contribution Restoration Plan would vest at death or disability.

Executive Benefit and Payments Upon Termination—Fiscal Year 2020

The following table shows potential estimated payments to the NEOs in this Proxy Statement upon (1) involuntary (not for cause) or good reason termination, (2) involuntary (not for cause) or good reason termination after a change-in-control, and (3) death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the NEOs upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year. Actual amounts payable to any NEO would only be determined after an actual event of termination.

Name	Voluntary Termination or Retirement ($)	Involuntary Not For Cause or Good Reason ($)	Payments upon Involuntary (not for cause) or Good Reason Termination after a Change- in-Control ($)	Death or Disability ($)
James J. Owens	7,655,482	13,140,476	15,890,906	7,655,482

John J. Corkrean		994,555	5,996,492	1,453,855

Theodore M. Clark	799,600	1,787,922	3,303,137	855,013

Andrew E. Tometich		849,950	3,237,015	759,828

Zhiwei Cai		907,055	5,259,859	923,204

CEO PAY RATIO DISCLOSURE

As required by SEC rules and regulations, we are providing the following information regarding the ratio of the median annual total compensation of our employees and the annual total compensation of our CEO. For the fiscal year ended November 28, 2020:

●	The median of the annual total compensation of all employees of our company was reasonably estimated to be $57,931.

●	The annual total compensation of our CEO, Mr. Owens was $7,388,231.

●	Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is estimated to be 128 to 1.

There were no changes in our employee population or employee compensation arrangements that the Company believed would result in a significant change to the pay ratio disclosure. The median employee utilized for last year’s calculation, however, had a non-standard decrease in compensation. This employee experienced a reduced work week schedule for three months of the year related to COVID-19. Approximately 10% of Company employees were impacted by reductions or furloughs during fiscal 2020 and substantially all employees are back at work as of fiscal year end. Therefore, we identified a similarly situated employee using the same compensation measure utilized in fiscal 2018 (total cash compensation for each employee including both current base salary and target cash incentive) as the median employee for fiscal 2020.

For purposes of the calculation, we added together all the elements of the median employee’s compensation for 2020 in the same way that we calculate the annual total compensation of our NEOs (including the CEO) in the “Summary Compensation Table”. To calculate our ratio, we divided Mr. Owens’ annual total compensation, as reported in the “Summary Compensation Table” above, by the median employee’s annual total compensation.

PROPOSAL 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis”, the tabular disclosure regarding such compensation and the accompanying narrative disclosure contained in this Proxy Statement.

The Company is asking shareholders to indicate their support for the compensation of our NEOs described in this Proxy Statement. The Company has designed its executive compensation program to attract, motivate, reward and retain the executive talent required to achieve our corporate growth objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See “Executive Compensation–Compensation Discussion and Analysis”.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement:

●	The Compensation Committee has designed our executive compensation program to be competitive with the compensation offered by those peers with whom we compete for management talent.

●

The Compensation Committee believes the Company’s executive compensation programs have been effective at providing our executive officers with incentive to achieve short-term financial performance goals and to engage long-term decision making that is in the best interests of our shareholders.

●

Effective for LTIP awards granted in January 2021, PSUs that vest based on ROIC performance will move from three-year ratable vesting to three-year cliff vesting. The ROIC metric for these PSUs will not change. However, the metric target is a three-year average of annual ROIC, versus individual ROIC targets. This change better aligns the PSU grant vesting with the focus of ROIC performance over the three-year performance period of the award, incentivizes long-term strategic thinking and behavior, and enhances the focus on retention.

●	Company best practices include:

►	a policy prohibiting hedging and pledging of, and certain other transactions in, shares of Common Stock by executive officers (including our NEOs) and members of the Board;

►

a policy regarding “clawbacks” of executive and key manager incentive compensation in the event of financial statement restatement or a determination that the executive officer (including NEOs) engaged in intentional misconduct;

►

an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with the 50% of RSUs granted to NEOs (other than the CEO) including a performance-based vesting restriction, and all of the CEO's RSUs including performance-based vesting restrictions;

►	a prohibition on repricing of stock options;

►	stock ownership goals for our directors and executive officers;

►	for executive change-in-control agreements entered into after mid-2018, the Company does not include a tax-gross up provision; and

►

for executive equity grant agreements beginning in mid-year 2018, a double-trigger will be required prior to accelerated equity vesting after a change in control. This means that there must be a change-in-control of the Company and a termination of employment (or a material change to the NEO’s terms of employment, such as demotion, reduction in compensation or required relocation) in order for vesting to accelerate.

Accordingly, the Company is asking shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the H.B. Fuller Company named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.”

This advisory vote on executive compensation is not binding on the Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements. The Company currently conducts annual advisory votes on executive compensation.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this Proxy Statement.

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage Ernst & Young LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending November 27, 2021.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Ernst & Young LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2020, was responsible for performing an independent audit of the consolidated financial statements and the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports.

We have reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. We have also discussed with Ernst & Young LLP the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the SEC, and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended November 28, 2020 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

John C. van Roden, Jr. (Chair)	Thomas W. Handley
Daniel L. Florness	Ruth S. Kimmelshue
Michael J. Happe	Teresa J. Rasmussen

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by Ernst & Young LLP for fiscal year 2020 and KPMG LLP for fiscal year 2019 for the audit, audit-related, tax and all other services rendered to us and our affiliates.

	2020	2019
Audit Fees	$2,811,857	$3,492,000
Audit-Related Fees	-0-	-0-
Tax Fees	$885,000	837,000

Audit Fees: Audit fees includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, and (v) consultations concerning financial accounting and reporting. Audit fees also include fees for reviews of documents filed with the SEC.

Audit-Related Fees:  Audit-related fees include fees and expenses for services related to registration statements.

Tax Fees: Tax Fees includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent registered public accounting firm. We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax planning and compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent registered public accounting firm. All the services provided by our independent registered public accounting firm in fiscal years 2020 and 2019 were pre-approved by the Audit Committee under its pre-approval procedures.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the fiscal year ending November 27, 2021. While we are not required to do so, H.B. Fuller is submitting the appointment of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders. If shareholders do not ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, the Audit Committee retains sole responsibility for appointing or terminating our independent registered public accounting firm.

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 28, 2020. The Company invited several independent registered public accounting firms to participate in this process.

Following review of proposals from the independent registered public accounting firms that participated in the process, on April 23, 2019, the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ending November 28, 2020, subject to completion of EY’s standard client acceptance procedures and execution of an engagement letter. KPMG LLP (“KPMG”), the Company’s former independent registered public accounting firm, was dismissed upon the completion of its engagement for the fiscal year ended November 30, 2019.

KPMG’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 1, 2018 and November 30, 2019 did not contain any adverse opinion or disclaimer of opinion. KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 1, 2018 contained a paragraph indicating the Company decided to change its method of accounting for inventory in 2018.

During the fiscal years ended December 1, 2018 and November 30, 2019, and the subsequent interim period through January 24, 2020, the effective date of KPMG’s dismissal, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation of S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated January 27, 2020, is filed as Exhibit 16.1 to the Form 8-K/A dated April 23, 2019.

Representatives of EY will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

PROPOSAL 4—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE H.B. FULLER

COMPANY 2020 MASTER INCENTIVE PLAN TO INCREASE SHARES AND

ADOPT CERTAIN OTHER AMENDMENTS

We are asking our shareholders to approve the Amended and Restated H.B. Fuller Company Master Incentive Plan (the “Amended and Restated 2020 Incentive Plan”) for three reasons:

●

To increase the total number of shares of common stock authorized for issuance under the 2020 Incentive Plan, from 1,600,000 shares, of which a maximum of 600,000 shares may be issued in the form of Full Value Awards, to 2,500,000 shares, of which a maximum of 1,000,000 shares may be issued in the form of Full Value Awards;

●

To adopt a more comprehensive $500,000 annual limit on both cash-based and equity compensation for non-employee directors that replaces the existing $350,000 annual limit on equity awards contained in the 2020 Incentive Plan; and

●	To extend the term of the 2020 Incentive Plan from January 16, 2030 to January 21, 2031.

On January 21, 2021, our Board of Directors adopted, upon recommendation of our Compensation Committee and subject to shareholder approval, the Amended and Restated 2020 Incentive Plan. All capitalized terms not otherwise defined in this proposal have the meanings assigned to them in the Amended and Restated 2020 Incentive Plan, which is attached as Annex B to this proxy statement.

Long-term equity compensation plays an important part in the Company’s pay-for-performance philosophy. Our compensation program emphasizes stock-based compensation, encouraging our executive officers and other employees and non-employee directors to think and act as long-term shareholders.

The purpose of the Amended and Restated 2020 Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. The Amended and Restated 2020 Incentive Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, and align the interests of such persons with our shareholders.

The Amended and Restated 2020 Incentive Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors and non-employee directors. The total number of shares of common stock that may be issued under all stock-based awards under the Amended and Restated 2020 Incentive Plan will be 2,500,000 shares. Of these authorized shares, an aggregate of 1,000,000 shares may be issued pursuant to awards other than stock options or stock appreciation rights (e.g., restricted stock and restricted stock units) (“Full Value Awards”). In addition, shares subject to any outstanding award under our prior incentive plans that, after April 8, 2021, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the participant due to termination or cancellation of such award, will be available for reissuance under the Amended and Restated 2020 Incentive Plan. For more information on shares outstanding under our prior incentive plans, please see the table on page 76.

Reasons for Amending the 2020 Incentive Plan

The Amended and Restated 2020 Incentive Plan would increase the total number of shares of common stock authorized for issuance under the 2020 Incentive Plan, from 1,600,000 shares, of which a maximum of 600,000 shares may be issued in the form of Full Value Awards, to 2,500,000 shares, of which a maximum of 1,000,000 shares may be issued in the form of Full Value Awards.

We currently make awards of stock options, restricted stock units and dividend equivalents to executive officers and other employees under our H.B. Fuller Company 2020 Master Incentive Plan (the “2020 Incentive Plan”). As of February 5, 2021, we have 1,294,070 shares available under the 2020 Incentive Plan, of which a maximum of 189,091 shares may be issued in the form of Full Value Awards. We are asking our shareholders to approve the Amended and Restated 2020 Incentive Plan so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2021 and beyond. The Compensation Committee does not believe a sufficient number of shares of common stock remain available for issuance under the 2020 Incentive Plan for equity awards the Compensation Committee anticipates granting prior to our 2022 Annual Meeting of Shareholders. Therefore, the Company is proposing to amend and restate the 2020 Incentive Plan to increase the total number of shares of common stock authorized for issuance. Consistent with the 2020 Incentive Plan, under the Amended and Restated 2020 Incentive Plan, equity awards will be made both to executive officers and other employees and to non-employee directors.

Our Board of Directors believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the “Compensation Discussion and Analysis” under the caption “Fiscal 2020 Long-Term Incentive Compensation,” awards of stock options and restricted stock units (including performance-based restricted stock units) to executive officers and other employees are an essential part of this program. Unless the Amended and Restated 2020 Incentive Plan is adopted, the Board of Directors has concluded that the Company will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The Board of Directors believes this result will have a significantly negative impact on the Company’s compensation program and objectives. Accordingly, the Board of Directors recommends approval of the Amended and Restated 2020 Incentive Plan in order to allow the Company to have the ability to continue to grant stock options, performance-based restricted stock units (“PSUs”) and restricted stock units (“RSUs”) to executive officers and other employees and restricted stock and RSUs to non-employee directors at competitive levels.

Since the 2020 Incentive Plan was approved by our shareholders on April 2, 2020, no additional awards have been or will be granted under the 2018 Incentive Plan or any predecessor plan (although all outstanding awards previously granted under previous stock incentive plans will remain outstanding and subject to the terms of these plans), and shares subject to any outstanding awards under these prior plans that are forfeited, cancelled or reacquired by the Company (including if an award otherwise terminates or is cancelled without delivery of any shares) have been and will become available for re-issuance under the 2020 Incentive Plan.

If the Amended and Restated 2020 Incentive Plan is not approved by shareholders, we will continue to use the 2020 Incentive Plan in its original form as the framework for our equity incentive compensation program. However, if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long-term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our shareholders through a program that includes stock ownership.

Key Features of the Amended and Restated 2020 Incentive Plan

The Amended and Restated 2020 Incentive Plan contains a more comprehensive annual limit on both cash-based and equity compensation to non-employee directors than the existing limit on equity awards contained in the 2020 Incentive Plan.

●

Annual Limit on Awards to Directors. Under the 2020 Incentive Plan, no non-employee director may be granted awards denominated in shares having an aggregate grant date fair value in excess of $350,000. Under the Amended and Restated 2020 Incentive Plan, the maximum value of all equity and cash-based compensation granted to a non-employee director cannot exceed $500,000 in any calendar year (and for this purpose equity value is determined using grant date value under applicable financial accounting rules). The independent, non-employee members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that he or she may not participate in the decision.

Consistent with the 2020 Incentive Plan, the following features of the Amended and Restated 2020 Incentive Plan reflect additional equity incentive plan “best practices” intended to protect the interests of our shareholders:

●

Limit on Shares Authorized. Under the Amended and Restated 2020 Incentive Plan, the aggregate number of shares that may be issued is 2,500,000 shares, of which, no more than 1,000,000 shares may be issued pursuant to Full Value Awards.

●

No Evergreen Provision. The Amended and Restated 2020 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the Amended and Restated 2020 Incentive Plan.

●

No Liberal Share “Recycling.” Any shares surrendered to pay the exercise price of an option or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the Amended and Restated 2020 Incentive Plan.

●

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

●

No Repricing of Stock Options or Stock Appreciation Rights. The Amended and Restated 2020 Incentive Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

●

No Liberal Change in Control Definition. The Amended and Restated 2020 Incentive Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change in control transaction.

●

Awards Subject to Forfeiture or Clawback. Awards under the Amended and Restated 2020 Incentive Plan will be subject to the Company’s clawback policy, and any forfeiture and penalty conditions determined by the Compensation Committee.

●

No Dividend Equivalents Paid on Unvested Awards. Under the Amended and Restated 2020 Incentive Plan, dividend and dividend equivalent amounts with respect to any share underlying an award may be accrued but shall not be paid until all conditions or restrictions relating to such share have been satisfied, waived or lapsed. In addition, the Amended and Restated 2020 Plan prohibits the granting of dividend equivalents on stock options and stock appreciation rights.

●

Minimum Vesting Requirements. Under the Amended and Restated 2020 Incentive Plan, no option, stock appreciation right, restricted stock, RSU or other stock-based award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant, except that Company may issue the following awards that do not comply with the one year minimum exercise and vesting requirements: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (ii) shares delivered in lieu of fully vested cash awards or any cash incentive compensation, provided that the performance period for such incentive compensation was at least one fiscal year; and (iii) additional awards up to a maximum of 5% of the aggregate number of shares available for issuance under the Amended and Restated 2020 Incentive Plan.

●	Independent Committee Administration. The Amended and Restated 2020 Incentive Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Determination of Increase in the Number of Shares for the Amended and Restated 2020 Incentive Plan

The Company has a history of conservative and disciplined share usage. In setting the proposed increase in the number of shares issuable under the Amended and Restated 2020 Incentive Plan, our Compensation Committee and Board considered the Company’s historical equity compensation practices (including the total number of shares underlying existing equity awards, the Company’s three-year average share usage and dilution). The Compensation Committee and the Board of Directors also considered these factors in assessing the number of shares likely to be needed for future grants.

The Amended and Restated 2020 Incentive Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for executive officers, the Compensation Committee considers the following: the relative market position of the awards and the total compensation for each executive, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention concerns, and corporate performance. Similar considerations are taken into account in granting awards to participants who are not executive officers. Equity awards to non-employee directors have historically been granted at levels intended to be competitive, taking into account current market conditions.

Number of Outstanding Awards Under All Plans:  As of February 5, 2021, there were 5,687,033 outstanding stock options, which had a weighted average exercise price of $46.98 and a weighted average remaining contractual life of 7.09 years, and there were 526,949 RSU (including PSU awards) awards outstanding.

Burn Rate. Burn rate is a measure of the speed at which companies use shares available for grant under their equity compensation plans. Burn rate is defined as, in a given fiscal year, the number of shares subject to time-based equity awards granted and performance-based equity awards earned and vested, divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the increase in the number of shares to be authorized under the Amended and Restated 2020 Incentive Plan, the Compensation Committee and the Board of Directors considered H.B. Fuller’s burn rate for each of the past three fiscal years. The calculation of our burn rate is shown in the table below:

	2020	2019	2018
Weighted Average Shares of Common Stock Outstanding	52,039,000	50,920,000	50,591,000
Time-Based Stock Options Granted	1,052,968	1,020,246	706,183
Performance-Based Stock Options Granted	0	0	112,354
Performance-Based Stock Options Earned and Vested[1]	3,531	13,863	13,863
Time-Based Full Value Awards Granted	138,228	228,535	102,928
Performance-Based Full Value Awards Granted	102,479	98,434	83,793
Performance-Based Full Value Awards Earned and Vested[1]	61,949	76,645	80,128
Time-Based Awards + Performance-Based Awards Earned and Vested	1,256,676	1,339,289	903,102

Burn Rate	2.41%	2.63%	1.79%

(1)  For purposes of calculating the burn rate, shares subject to performance-based stock options ("PSOs") and PSUs are counted only to the extent shares issuable thereunder have vested, and such PSOs and PSUs are included in the year in which such vesting occurred.

Based on the burn rates in fiscal years 2020, 2019 and 2018, our three-year average burn rate was 2.28%.

Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the increase in shares under the Amended and Restated 2020 Incentive Plan, is shown in the table below:

Total Potential Dilution
Remaining Reserve under 2020 Incentive Plan (“Remaining Reserve”)[1]	1,294,070
Shares Subject To Outstanding Awards under 2020 Incentive Plan and Predecessor Plans (“Granted Shares Outstanding”)[1,2]	6,453,838
Weighted Average Shares of Common Stock Outstanding (Basic) (“CSO”)[1]	52,072,606
Total Current Dilution[3]	12.95%
Share Increase under Amended and Restated 2020 Incentive Plan (“2021 Plan Shares”)	900,000
Total Potential Dilution[4]	14.24%

(1)  As of February 5, 2021.

(2)  This amount does not include 266,255 deferred phantom stock units contributed by employees and non-employee directors pursuant to the Key Employee Deferred Compensation Plan ("KEDCP") and the Director Deferred Compensation Plan ("DDCP"). It does include 239,856 deferred phantom stock units comprised of matching contributions by the Company pursuant to the KEDCP and DDCP and annual grants to non-employee directors.

(3)  Calculated as (Remaining Reserve + Granted Shares Outstanding), divided by (Remaining Reserve + Granted Shares Outstanding + CSO).

(4)  Calculated as (Remaining Reserve + Granted Shares Outstanding + requested Share increase in 2021), divided by (Remaining Reserve + Granted Shares Outstanding + requested Share increase in 2021 + CSO).

Summary of Material Terms of the Amended and Restated 2020 Incentive Plan

The following summary of the material terms of the Amended and Restated 2020 Incentive Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2020 Incentive Plan, which is attached as Annex B to this Proxy Statement.

Administration

The Compensation Committee will administer the Amended and Restated 2020 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Amended and Restated 2020 Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Amended and Restated 2020 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Also, the Compensation Committee can specify the manner in which the Awards are paid out under the Amended and Restated 2020 Incentive Plan. Subject to the provisions of the Amended and Restated 2020 Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the Amended and Restated 2020 Incentive Plan and establish rules and regulations for the administration of the Amended and Restated 2020 Incentive Plan.

The Compensation Committee may delegate to one or more officers or directors of the Company the authority to grant awards under the Amended and Restated 2020 Incentive Plan, except that the Compensation Committee may not delegate such authority with regard to grants to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate applicable rules of the Exchange Act or applicable corporate law.

The Board may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Rule 16b-3. Only the Compensation Committee (or another committee of the Board comprised of independent directors) may grant awards to non-employee directors.

No member of the Board or the Compensation Committee or any person to whom the Compensation Committee delegates authority under the Amended and Restated 2020 Incentive Plan will be liable for any action or determination taken and made in good faith with respect to the Amended and Restated 2020 Incentive Plan or any award granted under the Amended and Restated 2020 Incentive Plan. Members of the Board and the Compensation Committee and each person to whom the Compensation Committee delegates authority under the Amended and Restated 2020 Incentive Plan will be entitled to indemnification with regard to such actions and determinations.

Shares Available for Awards and Limits on Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the Amended and Restated 2020 Incentive Plan will be 2,500,000. Of that number, a maximum of 1,000,000 shares are available for “Full Value Awards,” or awards other than options, stock appreciation rights and other awards the value of which is based solely on an increase in the value of the shares underlying such award after the date of grant. Shares of Common Stock that are issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates will not be counted against the aggregate number of shares of Common Stock available for awards under the Amended and Restated 2020 Incentive Plan. The Compensation Committee will not grant incentive stock options in which the aggregate fair market value of the shares with respect to which such options are exercisable for the first time by any participant during any calendar year exceeds $100,000. In addition, the maximum value of all equity and cash-based compensation granted to a non-employee director cannot exceed $500,000 in any calendar year (and for this purpose equity value is determined using grant date value under applicable financial accounting rules). The independent, non-employee members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that he or she may not participate in the decision. Furthermore, no eligible person who is an employee, officer, consultant, independent contractor, or advisor may be granted any award or awards for more than 750,000 shares in the aggregate in any calendar year.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a dividend or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended and Restated 2020 Incentive Plan.

Eligible Participants

Any employee, officer, non-employee director, consultant, independent contractor or advisor providing services to us or any of our affiliates, or any person to whom an offer of employment or engagement with us or any of our affiliates has been made, is eligible to receive an award under the Amended and Restated 2020 Incentive Plan. Subject to the Amended and Restated 2020 Incentive Plan, the Compensation Committee will have full authority to designate which eligible persons will be granted an award. As of February 10, 2021, the record date for our 2020 Annual Meeting of Shareholders, approximately 6,412 executive officers and other employees and all 10 non-employee directors would have been eligible to be selected by the Compensation Committee to receive awards under the Amended and Restated 2020 Incentive Plan. In fiscal year 2020, we granted awards to approximately 405 executive officers and other employees and all of our non-employee directors who were directors during fiscal year 2020.

Types of Awards and Terms and Conditions

The Amended and Restated 2020 Incentive Plan permits the granting of:

●	stock options (including both incentive and non-qualified stock options);
●	stock appreciation rights;
●	restricted stock and RSUs (including performance-based RSUs (“PSUs”);
●	dividend equivalents; and
●	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Amended and Restated 2020 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of Common Stock, other securities (but excluding promissory notes), other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.

Fair Market Value. Determinations of fair market value under the Amended and Restated 2020 Incentive Plan will be made in accordance with methods and procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the value of a share of Common Stock as of a given date will be the closing price per share of the Common Stock on the New York Stock Exchange on such date. Awards will be adjusted by the Compensation Committee in the case of a dividend (other than a regular cash dividend) or other distribution, recapitalization, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of Common Stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended and Restated 2020 Incentive Plan.

Vesting. The Amended and Restated 2020 Incentive Plan requires at least a one-year minimum vesting period for time-based awards and a performance period of at least one year for performance-based awards, subject to the following limited exceptions: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (ii) shares delivered in lieu of fully vested cash awards or any cash incentive compensation, provided that the performance period for such incentive compensation was at least one fiscal year; and (iii) additional awards up to a maximum of 5% of the aggregate number of shares available for issuance under the Amended and Restated 2020 Incentive Plan.

Acceleration. The Compensation Committee may provide for the acceleration of the exercisability of any award or the lapse of any restrictions relating to any award, except that no award agreement may contain a definition of change in control that has the effect of accelerating the exercisability of any award or the lapse of any restrictions relating to any award upon the announcement or shareholder approval (rather than consummation) of any reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of our assets.

Stock Options. The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The exercise price per share under any stock option may not be less than the fair market value of the Common Stock on the date of grant of such option, except if such option is granted in substitution for an option previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock option will expire no later than ten years from the date of grant. The option exercise price may be payable, at the discretion of the Compensation Committee, in cash, shares of Common Stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. The Compensation Committee may also permit an option to be exercised by delivering to the participant a number of shares of Common Stock having an aggregate fair market value equal to the excess, if positive, of the fair market value of the shares underlying the option being exercised, on the date of exercise, over the exercise price of the option for such shares (being referred to as a “net exercise”). Stock options vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. In the case of a grant of an incentive stock option to a participant who, at the time of grant, possesses more than 10% of the combined voting power of all classes of our stock and our affiliates, the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date of grant, and each such incentive stock option will expire no later than five years from the date of grant. The Company does not currently grant any incentive stock options.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive the excess of the fair market value as of the exercise date of a specified number of shares of the Common Stock over the grant price of the stock appreciation right. The grant price of any stock appreciation right may not be less than the fair market value of the Common Stock on the date of grant of such stock appreciation right, except if such stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock appreciation right will expire no later than ten years from the date of grant. Stock appreciation rights vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The Company does not currently grant any stock appreciation rights.

We would receive no consideration for options or stock appreciation rights granted under the Amended and Restated 2020 Incentive Plan, other than the services rendered by the holder in his or her capacity as employee, officer, non-employee director, consultant, independent contractor or advisor providing services to us or any of our affiliates, or the promise of services from any person to whom an offer of employment or engagement with us or any of our affiliates is made.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to transfer, the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of RSUs will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The Company does not currently grant any restricted stock.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to the holders of Common Stock, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents to a participant in connection with grants of options, stock appreciation rights or other awards the value of which is based is solely on an increase in the value of our common stock after the grant of such award. Dividend equivalent amounts with respect to any share underlying any other award may be accrued but shall not be paid until all conditions or restrictions relating to such share have been satisfied, waived or lapsed.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the Amended and Restated 2020 Incentive Plan. No such other stock-based award can contain a purchase right or an option-like feature.

Counting Shares

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the Amended and Restated 2020 Incentive Plan. Awards that do not entitle the holder to receive or purchase shares, and shares issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates, will not be counted against the aggregate number of shares available for awards under the Amended and Restated 2020 Incentive Plan.

In general, if shares covered by an award are not purchased or are forfeited or are reacquired by us, or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Amended and Restated 2020 Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition by us, termination or cancellation, will again be available for future awards under the Amended and Restated 2020 Incentive Plan. Notwithstanding the foregoing, shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award, shares covered by a stock-settled stock appreciation right that are not issued in connection with settlement in shares upon exercise, and shares repurchased by us using option exercise proceeds, will not be available again for granting awards under the Amended and Restated 2020 Incentive Plan.

Amendment and Termination

The Amended and Restated 2020 Incentive Plan will terminate on January 21, 2031, unless earlier terminated by the Board. No awards may be made after that date. Unless otherwise expressly provided in an applicable award agreement, any award granted under the Amended and Restated 2020 Incentive Plan prior to expiration may extend beyond the expiration of the Amended and Restated 2020 Incentive Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the Amended and Restated 2020 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the Amended and Restated 2020 Incentive Plan that would (1) increase the number of shares of Common Stock available for issuance under the Amended and Restated 2020 Incentive Plan, (2) increase the award limits under the Amended and Restated 2020 Incentive Plan, (3) permit repricing of options or stock appreciation rights, (4) increase the maximum term permitted for options or stock appreciation rights under the Amended and Restated 2020 Incentive Plan, (5) permit awards of options or stock appreciation rights at a price less than fair market value (other than as permitted under the Amended and Restated 2020 Incentive Plan), or (6) cause us to be unable to grant incentive stock options under the Amended and Restated 2020 Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us. The Compensation Committee may amend the Amended and Restated 2020 Incentive Plan, without prior approval of our shareholders, to comply with any changes in tax law impacting the tax deductibility of awards under the Amended and Restated 2020 Incentive Plan to the extent such amendments are for the purpose of maximizing the tax deductibility of awards.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any stock appreciation right previously awarded, whether through amendment, cancellation, repurchase and replacement grant or any other means, except in connection with a dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Amended and Restated 2020 Incentive Plan.

Clawback or Recoupment

All awards under the Amended and Restated 2020 Incentive Plan will be subject to forfeiture or other penalties pursuant to the Company’s clawback policy and such forfeiture and penalty provisions as are determined by the Compensation Committee.

Certain Corporate Events

In the event of certain corporate transactions or events involving the Company, including any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, or if we enter into a written agreement to undergo such a transaction or event, the Compensation Committee or our Board will have the authority, with respect to any awards under the Amended and Restated 2020 Incentive Plan and subject to the terms of the Amended and Restated 2020 Incentive Plan, to provide for any of the following to be effective upon consummation of the event (i) either terminate such awards, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such award or realization of the participant’s vested rights, or replace such awards with other rights or property selected by the Compensation Committee or the Board, (ii) provide that such awards will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or surviving corporation, or substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) accelerate such awards, or (iv) provide that such awards cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

Transferability of Awards

Generally, no award or other right or interest of a participant under the Amended and Restated 2020 Incentive Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and Stock Appreciation Rights. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we generally will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and Stock Appreciation Rights. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or stock appreciation right will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or stock appreciation right.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards. Recipients of grants of restricted stock units will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents accrued with respect to any award will also be taxed as ordinary income if and when paid. Cash or shares to be received pursuant to any other deferred payment award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, the participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated 2020 Incentive Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m). The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. However, the Act also includes a transition provision, which exempts from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially amended. Therefore, compensation paid to a covered executive in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the Amended and Restated 2020 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the Amended and Restated 2020 Incentive Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the Amended and Restated 2020 Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the Amended and Restated 2020 Incentive Plan, as the amendments to the 2020 Incentive Plan will only take effect upon shareholder approval. In addition, the Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the Amended and Restated 2020 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the Amended and Restated 2020 Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the NYSE on February 10, 2021, the record date for our 2021 Annual Meeting of Shareholders, was $57.71.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the Amendment and Restatement of the H.B. Fuller Company 2020 Master Incentive Plan to increase shares and adopt certain other amendments. Proxies will be voted FOR the proposal unless otherwise specified.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans as of November 28, 2020, the last day of our fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,978,264[1]	$47.26[2]	1,679,579[3]
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	5,978,264	$47.26	1,679,579

(1)

Consists of outstanding stock options to acquire 5,545,915 shares of common stock, 249,768 outstanding time-based restricted stock units and 182,581 outstanding performance-based restricted stock units granted under the Company’s equity compensation plans.

(2)	Consists of the weighted average exercise price of stock options granted under the Company’s equity compensation plans.

(3)

Number of shares of common stock remaining available for future issuance under the 2020 Incentive Plan. Excludes shares that would be available under the Amended and Restated 2020 Incentive Plan, if approved by our shareholders.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Proxy Statement, Annual Report and Notice of Internet Availability of Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Annual Report and/or Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should contact the Corporate Secretary, H.B. Fuller Company, at P.O. Box 64683, St. Paul, Minnesota 55164-0683, or call (651) 236-5825.

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

Certain financial information presented in this proxy statement does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. Such non-GAAP information provided may not be consistent with methodologies used by other companies. The non-GAAP information is reconciled with the most directly comparable GAAP results in the tables below. All information is in thousands (except per share amounts) and is unaudited.

ADJUSTED DILUTED EARNINGS PER SHARE – NON-GAAP RECONCILIATION

	For the Fiscal Year Ended November 28, 2020	For the Fiscal Year Ended November 30, 2019
Net income attributable to H.B. Fuller	$123,719	$130,817
Acquisition project costs	(162)	2,204
Organizational realignment	11,449	7,647
Royal restructuring and integration	7,396	787
Tax reform	(26)	132
Project One	4,265	4,115
Other	2,268	7,964
Adjusted net income attributable to H.B. Fuller	$148,909	$153,666
Diluted shares	52,520	51,983
Diluted earnings per share (GAAP)	$2.36	$2.52
Adjusted diluted earnings per share (AEPS) non-GAAP[1]	$2.84	$2.96

(1)

Adjusted diluted earnings per share (AEPS) is a non-GAAP financial measure and excludes the after-tax items shown on the reconciliation table above, including: costs related to accounting for acquisitions, costs associated with organizational realignment to support the Company’s strategic plan; costs associated with the integration and restructuring of the acquired Royal business; costs (benefits) associated with U.S. tax reform; Project ONE development costs; and other costs.

In calculating results used for our STIP, additional adjustments are made to non-GAAP business results to eliminate the impact of acquisitions and other items to ensure that actual results used for our STIP are comparable to targets. See footnote 3 on page 47 in the “Compensation Discussion and Analysis” section of this Proxy Statement for more information.

ADJUSTED DILUTED EARNINGS PER SHARE - AMOUNT TO ADJUSTED

AMOUNT USED FOR THE STIP

Fiscal Year Ended November 28, 2020

Adjusted diluted earnings per share (AEPS) non-GAAP (previous table)	$2.84
Adjustments for acquisitions	(0.01)
Adjusted Diluted Earnings per Share – STIP (non-GAAP)	$2.83

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE

AMOUNT USED FOR THE STIP

Fiscal Year Ended November 28, 2020

Net Revenue (GAAP)	$2,790,269
Foreign Exchange Adjustment to Budget Rates	33,641
Adjustments for acquisitions	(21,179)
Adjusted Net Revenue – STIP (non-GAAP)	$2,802,731

NET INCOME - GAAP AMOUNT TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 28, 2020

	For the Fiscal Year Ended November 28, 2020	For the Fiscal Year Ended November 30, 2019
Net Income attributable to H.B. Fuller (GAAP)	$123,719	$130,817
Adjustments
Acquisition project costs	(162)	2,204
Organizational realignment	11,449	7,647
Royal restructuring and integration	7,396	787
Tax reform	(26)	132
Project One	4,265	4,115
Other	2,268	7,964
Adjusted Net Income	148,909	153,666
Add:
Interest expense	84,619	103,287
Interest income	(11,417)	(12,178)
Income taxes	46,456	47,465
Depreciation and Amortization expense	138,242	140,105
Adjusted EBITDA	406,809	432,345
Foreign Exchange Adjustment to Budget Rates	231	2,207
Adjustments for acquisitions	(1,519)	(216)
Adjusted EBITDA – STIP (non-GAAP)	$405,521	$434,336

HYGIENE, HEALTH AND CONSUMABLE (“HHC”) ADHESIVES SEGMENT

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 28, 2020

HHC Adhesives Segment Revenue (GAAP)	$1,332,786
Foreign Exchange Adjustment to Budget Rates	31,369
Adjustments for acquisitions	(19,921)
HHC Adhesives Segment Adjusted Net Revenue – STIP (non-GAAP)	$1,344,234

HHC ADHESIVES SEGMENT NET INCOME - GAAP AMOUNT

TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 28, 2020

HHC Adhesives Segment Net Income (GAAP)	$138,119
Add: Depreciation and Amortization	44,329
Adjusted EBITDA	182,448
Foreign Exchange Adjustment to Budget Rates	2,002
Adjustments for acquisitions	(1,398)
HHC Adhesives Segment Adjusted EBITDA – STIP (non-GAAP)	$183,052

ENGINEERING ADHESIVES (“EA”) SEGMENT NET REVENUE - GAAP AMOUNT

TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 28, 2020

EA Segment Revenue (GAAP)	$1,088,313
Foreign Exchange Adjustment to Budget Rates	1,671
EA Segment Adjusted Net Revenue – STIP (non-GAAP)	$1,089,984

EA SEGMENT ADJUSTED NET INCOME - GAAP AMOUNT

TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 28, 2020

EA Adhesives Segment Net Income (GAAP)	$109,813
Add: Depreciation and Amortization	58,102
Adjusted EBITDA	167,915
Foreign Exchange Adjustment to Budget Rates	(1,773)
EA Adhesives Segment Adjusted EBITDA – STIP (non-GAAP)	$166,142

CONSTRUCTION ADHESIVES (“CA”) SEGMENT

NET REVENUE - GAAP AMOUNT TO ADJUSTED NET REVENUE USED FOR THE STIP

Fiscal Year Ended November 28, 2020

CA Segment Revenue (GAAP)	$369,170
Foreign Exchange Adjustment to Budget Rates	600
Adjustments for acquisitions	(1,133)
CA Segment Adjusted Net Revenue – STIP (non-GAAP)	$368,637

CA SEGMENT NET INCOME

- GAAP AMOUNT TO ADJUSTED EBITDA USED FOR THE STIP

Fiscal Year Ended November 28, 2020

CA Segment Net Income (GAAP)	$15,881
Add: Depreciation and Amortization	35,811
Adjusted EBITDA	51,692
Foreign Exchange Adjustment to Budget Rates	(56)
Adjustments for acquisitions	(241)
CA Segment Adjusted EBITDA – STIP (non-GAAP)	$51,395

OPERATING INCOME – GAAP AMOUNT TO ROIC USED FOR THE LTIP

Fiscal Year ended November 28, 2020

Operating Income (GAAP)	$218,317
Other income (expense), net[1]	17,902
Foreign Exchange Adjustments to Budget Rates	-0-
Adjustments for Acquisitions	(1,099)
Adjustments[2]	27,595
Adjusted Operating Income	262,715

Tax Expense	(64,891)
Income from equity method investments	7,353
Net operating profit after tax (NOPAT)[a]	$205,177

Invested Capital[b]	$3,061,478

ROIC (a/b) (non-GAAP)	6.7%

(1)	All components of net periodic pension (cost) benefit and net periodic retirement postretirement benefit (cost) other than service (cost) benefit.

(2)

Adjustments include the following pre-tax items: costs related to accounting for acquisitions; costs associated with organizational realignment to support the company’s strategic plan; costs associated with the integration and restructuring of the acquired Royal Adhesives business; costs (benefits) associated with U.S. tax reform; Project ONE development and other costs.

Acquisition project costs	$(502)
Organizational realignment	13,974
Royal restructuring and integration	9,533
Tax reform	(35)
Project One	5,402
Other	(777)
Total Adjustments	$27,595

ANNEX B

amended and restated H.B. fuller company
2020 master INCENTIVE PLAN

Section 1.     Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

Section 2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)     “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)     “Board” shall mean the Board of Directors of the Company.

(e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)     “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

(g)     “Company” shall mean H.B. Fuller Company, a Minnesota corporation, and any successor corporation.

(h)     “Director” shall mean a member of the Board.

(i)     “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j)     “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended. An Eligible Person must be a natural person.

(k)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m)     “Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right or similar Award, the value of which Option, Stock Appreciation Right or similar Award is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)     “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(r)     “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)     “Plan” shall mean the Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan, as amended from time to time.

(t)     “Prior Plans” shall mean the H.B. Fuller Company 2018 Master Incentive Plan, the H.B. Fuller Company 2016 Master Incentive Plan and the H.B. Fuller Company 2009 Director Stock Incentive Plan (and any predecessor plans to such plans), as amended from time to time.

(u)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(v)     “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w)     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x)     “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(y)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(z)     “Share” or Shares” shall mean share(s) of common stock, $1.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa)     “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(bb)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

(a)     Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations of Sections 6 and 7; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)     Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.

(c)     Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3; and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

(d)     Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.     Shares Available for Awards

(a)     Shares Available.

(i)

Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 2,500,000 (the authorized net increase of Shares in connection with the adoption of the Plan), plus any Shares subject to any outstanding award under the Prior Plans that, after April 2, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(ii)

Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Full Value Awards shall not exceed the sum of 1,000,000, plus any Shares subject to any outstanding full value award under the Prior Plan that, after April 2, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(iii)

On and after April 2, 2020, the date shareholders originally approved the Plan, grants of new awards have been permanently discontinued under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

(b)     Counting Shares. Except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)

Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)

Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 4(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)

Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)     Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)     Award Limitations Under the Plan.

(i)

Annual Limitations for Awards Granted to Employees, Officers, Consultants, Etc. No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 750,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing limit applies solely to Awards that are denominated in Shares (whether or not paid in Shares).

(ii)

Annual Limitation for Compensation Granted to Non-Employee Directors. The maximum value of all equity and cash-based compensation granted to a Director who is not also an employee of the Company or an Affiliate cannot exceed $500,000 in any calendar year (and for this purpose equity value is determined using grant date value under applicable financial accounting rules). Furthermore, the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Section 5.     Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards

(a)     Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)	Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.

(B)

Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)

Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)

The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)

All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)

Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)

The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)     Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)     Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions (subject to the minimum requirements in Section 6). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii)

Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d)     Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed. Notwithstanding any provision in any Award that provides for payment of dividend equivalent amounts in the form of Shares, the Committee may, in its discretion, pay such dividend equivalent amounts in cash in lieu of Shares.

(e)     Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option-like exercise feature.

(f)     General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)

Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v)

Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)

Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(vii)

Minimum Vesting. Except as provided below, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated). Notwithstanding the foregoing, the following Awards that do not comply with the one year minimum exercise and vesting requirements may be issued:

(A)

substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(B)

shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year; and

(C)

any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of the Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to provide for the acceleration of the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(f)(viii).

(viii)

Limits on Acceleration or Waiver of Restrictions Upon Change in Control. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(ix)

Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.     Amendment and Termination; Corrections

(a)     Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)

subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)

make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty and except as provided in Section 4(c), prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(I)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(II)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(III)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;

(IV)

permit the award of Options or Stock Appreciation Rights at a price less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(V)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or

(VI)	increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.

(b)     Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6 (e.g., limitations on re-pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)

either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)

that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)     Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement.

Section 9.     General Provisions

(a)     No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)     Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)     Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)     No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)     No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)     Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)     Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.     Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Executive and Key Manager Compensation Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11.     Effective Date of the Plan

The H.B. Fuller Company 2020 Master Incentive Plan was originally adopted by the Board on January 16, 2020 and became effective when approved by the shareholders of the Company on April 2, 2020. The amendments to the Plan made under this Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan were approved by the Board on January 21, 2021 and shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on April 8, 2021, and such amendments shall be effective as of the date of such shareholder approval. Since the Plan first became effective, grants of new awards under the Prior Plans have been permanently discontinued, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

Section 12.     Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on January 21, 2031 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

H.B. FULLER COMPANY
P.O. BOX 64683
ST. PAUL, MN 55164-0683

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FUL2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D32428-P47192 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

H.B. FULLER COMPANY

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas W. Handley (Class I)
02) Maria Teresa Hilado (Class I)
03) Ruth S. Kimmelshue (Class I)

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D32429-P47192

H.B. FULLER COMPANY
Annual Meeting of Shareholders
April 8, 2021
This proxy is solicited by the Board of Directors

For Registered Shareholders: The undersigned, revoking all prior proxies, appoints James J. Owens, John J. Corkrean and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held over the Internet at www.virtualshareholdermeeting.com/FUL2021 on Thursday, April 8, 2021 at 10:00 a.m. Central Time, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

For participants in the H. B. Fuller Company 401(k) & Retirement Plan (the "401(k) Plan") and the H.B. Fuller Canada Retirement & Savings Plan (the "Canadian Plan"): This voting instruction form is sent to you on behalf of Great-West Trust Company, LLC as Trustee of the 401(k) Plan and on behalf of Investors Group Trust Company, Ltd. as Trustee of the Canadian Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. For the 401(k) Plan, your instructions must be received no later than 11:59 p.m. Eastern Time on Monday, April 5, 2021, to be counted. For the Canadian Plan, your instructions must be received no later than 4:00 pm Eastern Time on April 1, 2021, to be counted.

As a participant in the 401(k) Plan or the Canadian Plan, the undersigned hereby directs the appropriate above-named Trustee, to vote all shares of common stock of H.B. Fuller Company represented by the undersigned's proportionate interest in the 401(k) Plan or the Canadian Plan (as applicable) at the Annual Meeting of Shareholders to be held on Thursday, April 8, 2021 at 10:00 a.m. Central Time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the applicable Trustee can vote these shares. You cannot vote these shares at the Annual Meeting.

Continued and to be signed on reverse side